UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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ADCARE HEALTH SYSTEMS, INC.
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ADCARE HEALTH SYSTEMS, INC.
454 Satellite Boulevard
Suite 100
Suwanee, Georgia 30024
October 21, 2016
Dear AdCare Shareholders:
It is my pleasure to invite you to attend this year’s Annual Meeting of Shareholders, which will be held on Thursday, December 8, 2016, at Sonesta Gwinnett Place Atlanta located at 1775 Pleasant Hill Road, Duluth, Georgia, at 10:00 a.m., local time. We look forward to personally seeing as many of our shareholders as possible.
The Notice of 2016 Annual Meeting of Shareholders and the accompanying proxy statement provide information concerning matters to be considered and voted on at the Annual Meeting. At the Annual Meeting, we also will report on our business and other matters of current interest to our shareholders and respond to appropriate questions.
Whether or not you expect to attend the Annual Meeting, we urge you to vote by completing and returning your proxy card or voting instruction form. You also may vote your shares over the Internet or by telephone as described on your proxy card or voting instruction form. If you attend the Annual Meeting, then you may revoke the proxy and vote your shares in person.
Thank you for your continued interest in AdCare.

Sincerely,
William McBride, III
Chairman of the Board and
Chief Executive Officer

ADCARE HEALTH SYSTEMS, INC.
454 Satellite Boulevard
Suite 100
Suwanee, Georgia 30024

NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 8, 2016

DATE AND TIME	Thursday, December 8, 2016, at 10:00 a.m. local time
PLACE	Sonesta Gwinnett Place Atlanta located at 1775 Pleasant Hill Road, Duluth, Georgia
ITEMS OF BUSINESS
•    To elect the six director nominees named in the accompanying proxy statement to serve until our 2017 annual meeting of shareholders (Proposal 1);
•    To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016 (Proposal 2);
•    To approve, on an advisory basis, the compensation of our named executive officers
       (Proposal 3);
•    To re-approve the material terms of the performance goals under the AdCare Health Systems, Inc. 2011 Stock Incentive Plan (Proposal 4); and
•    To transact such other business as may properly come before the 2016 Annual Meeting and any adjournments and postponements thereof.

RECORD DATE
October 17, 2016. Only shareholders of record of our common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the 2016 Annual Meeting and any adjournments or postponements thereof.

ANNUAL REPORT	Our Annual Report on Form 10-K for the year ended December 31, 2015 accompanies the proxy statement.
PROXY VOTING
Even if you plan to attend the 2016 Annual Meeting in person, we urge you to vote by proxy as soon as possible. You may vote by telephone, over the Internet or by mail by following the instructions on your proxy card or voting instruction form. You may vote in person at the Annual Meeting even if you have previously returned a proxy.

Important Notice Regarding the Availability of Proxy Materials for the 2016 Annual Meeting of Shareholders to be Held on Thursday, December 8, 2016:  This notice, the accompanying proxy statement, the form of proxy card and the Annual Report on Form 10-K for the year ended December 31, 2015 are available free of charge at http://www.cstproxy.com/adcarehealth/2016.

By Order of the Board of Directors,
Allan J. Rimland
Corporate Secretary
Suwanee, Georgia
October 21, 2016

i

ii

ADCARE HEALTH SYSTEMS, INC.
454 Satellite Boulevard
Suite 100
Suwanee, Georgia 30024

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE 2016 ANNUAL MEETING

AdCare Health Systems, Inc. is furnishing this proxy statement in connection with the solicitation by its Board of Directors (the “Board of Directors” or the “Board”) of proxies for the Company’s 2016 Annual Meeting of Shareholders, and any adjournments and postponements thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of 2016 Annual Meeting of Shareholders. The Annual Meeting will be held on Thursday, December 8, 2016, at Sonesta Gwinnett Place Atlanta located at 1775 Pleasant Hill Road, Duluth, Georgia, at 10:00 a.m., local time.
Proxies are solicited by the Board to give all shareholders of record and entitled to vote at the Annual Meeting an opportunity to vote on the proposals to be presented at the Annual Meeting, even if they cannot attend the Annual Meeting in person. We have designated William McBride, III, our Chairman of the Board and Chief Executive Officer, and Allan J. Rimland, our President and Chief Financial Officer (hereafter, the “Proxy Holders”), to vote the shares represented by proxies at the Annual Meeting in the manner indicated by the proxies.
As permitted by the rules of the Securities and Exchange Commission (“SEC”), we have elected to send you this full set of proxy materials, including a proxy card, and additionally to notify you of the availability of these proxy materials on the Internet. The Notice of 2016 Annual Meeting of Shareholders, this proxy statement, the form of proxy card and our Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Annual Report”), are available free of charge at http://www.cstproxy.com/adcarehealth/2016. We expect to mail this proxy statement and accompanying form of proxy card to shareholders of record beginning on October 28, 2016.
Unless the context otherwise requires, all references in this proxy statement to (i) “AdCare” refer to AdCare Health Systems, Inc.; and (ii) the “Company,” “we,” “us,” and “our” refer to AdCare and its consolidated subsidiaries.
Who is entitled to vote at the Annual Meeting?
You are entitled to vote at the Annual Meeting if you were a holder of record of AdCare’s common stock (the “common stock”) at the close of business on October 17, 2016 (the “record date”). Holders of record of the common stock are entitled to vote on all matters coming before the Annual Meeting. Your shares can be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.
Holders of AdCare’s preferred stock are not entitled to receive notice of, or vote at, the Annual Meeting.
How many votes am I entitled to for each share I hold?
Each share of common stock is entitled to one vote on each of the director nominees and one vote on each other matter presented at the Annual Meeting.

What constitutes a quorum for the Annual Meeting?
A quorum is required to hold the Annual Meeting and conduct business. The presence at the Annual Meeting, in person or by proxy, of shareholders holding at least a majority of the common stock outstanding as of the close of business on the record date will constitute a quorum for purposes of holding and conducting business at the Annual Meeting. As of the October 17, 2016 record date, we had 19,938,034 shares of common stock outstanding - meaning that 9,969,018 shares of common stock must be represented in person or by proxy at the Annual Meeting to have a quorum. For purposes of determining whether a quorum exists, broker non-votes (as described below) and proxies received but marked “ABSTAIN” will be counted.
If a quorum is not present at the scheduled time of the Annual Meeting, then we may adjourn or postpone the Annual Meeting until a quorum is present. Any adjournment or postponement of the Annual Meeting may be made from time to time by the affirmative vote of at least a majority of the voting shares represented in person or by proxy at the Annual Meeting. Any adjournment or postponement of the Annual Meeting because of the absence of a quorum will be voted upon pursuant to the discretionary authority granted by the proxy card. The time and place of the adjourned or postponed Annual Meeting will be announced at the time the adjournment is taken, and, unless such adjournment or postponement is for more than 120 days or the Board fixes a new record date for the adjourned or postponed Annual Meeting, no other notice will be given. An adjournment or postponement will have no effect on the business that may be conducted at the Annual Meeting.
What matters will be voted on at the Annual Meeting?
Holders of the common stock are being asked to vote on the following proposals:

•	Election of the six director nominees named this proxy statement to serve until the Company’s 2017 annual meeting of shareholders (the “2017 Annual Meeting”) (Proposal 1);

•	Ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the year ending December 31, 2016 (Proposal 2);

•	Approval, on an advisory basis, of the compensation of our named executive officers (Proposal 3);

•	Re-approval of the material terms of the performance goals under the AdCare Health Systems, Inc. 2011 Stock Incentive Plan, as amended (the “2011 Plan”) (Proposal 4); and

•	Transaction of any other business that may properly come before the Annual Meeting and all adjournments or postponements thereof.

Your proxy also will give the Proxy Holders the authority to vote on any other business on which you are entitled to vote and which properly comes before the Annual Meeting and all adjournments or postponements thereof.

What vote is required to approve each proposal, and how will my vote be counted?

Proposal 1:	Election of the six director nominees named in this proxy statement to serve until the 2017 Annual Meeting
With respect to the election of directors, you may vote “FOR” or “WITHHOLD” for each director nominee. The six director nominees receiving the highest number of votes cast will be elected. This number is called a “plurality.” Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

Proposal 2:    Ratification of the appointment of KPMG as our independent registered public accounting firm
With respect to this proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Approval of this proposal requires that the votes cast in favor of this proposal exceed the votes cast against this proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

Proposal 3:	Approval, on an advisory basis, of the compensation of our named executive officers
With respect to this proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Approval of this proposal requires that the votes cast in favor of this proposal exceed the votes cast against this proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

Proposal 4:	Re-approval of the material terms of the performance goals under the 2011 Plan
With respect to this proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Approval of this proposal requires that the votes cast in favor of this proposal exceed the votes cast against this proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.
How does the Board recommend that I vote?
The Board recommends that you vote:

•	“FOR” the election of the six director nominees named in this proxy statement to serve until the 2017 Annual Meeting (Proposal 1);

•	“FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2016 (Proposal 2);

•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 3); and

•	“FOR” the re-approval of the material terms of the performance goals under the 2011 Plan (Proposal 4).
What happens if a director nominee is unable to stand for election?
If a director nominee is unable to stand for election, then the Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. If the Board designates a substitute nominee, then shares represented by proxies voted for the director nominee unable to stand for election will be voted for the substitute nominee. At the time this proxy statement was printed, the Board was unaware of an director nominee who is unable to stand for election.
How will a proposal or other matter that was not included in this Proxy Statement be handled for voting purposes if it is raised at the Annual Meeting?

If any matter that is not described in this proxy statement should properly come before the Annual Meeting, then the Proxy Holders will vote the shares represented by valid proxies in their discretion. At the time this proxy statement was printed, the Board was unaware of any other matters that might be properly brought for shareholder action at the Annual Meeting.
What is the difference between a shareholder of record and a shareholder who holds shares in “street name”?
If your shares of common stock are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company (“Continental Stock”), then you are considered a shareholder of record of the common stock with respect to those shares. Shareholders of record of the common stock will receive proxy materials, including a proxy card, by mail.
Your shares are held in “street name” if they are held in the name of, or through, a broker, bank or other nominee and, in such case, you are the “beneficial holder” of the shares held for you. Beneficial holders of shares will receive from their broker, bank or other nominee instructions regarding how to vote their shares.
How do I vote?
If you are a shareholder of record, meaning that your shares are registered directly in your name and are not held through a broker, bank or other nominee, then you have four voting options. You may vote your shares in any one of the following ways:

•	Vote by phone using the toll-free number shown on your proxy card;

•	Vote over the Internet on the website shown on your proxy card;

•	Mark, sign, date and return your proxy card in the postage-paid envelope; or

•	Vote in person at the Annual Meeting.

Even if you plan to attend the Annual Meeting in person, we encourage you to vote your shares as soon as possible by proxy.
If your shares are held in street name, meaning that your shares are held in the name of, or through, a broker, bank or other nominee, then you should refer to the instructions provided by your broker, bank or other nominee regarding how to vote your shares or how to revoke previously given voting instructions. The availability of Internet and telephone voting depends on the voting processes offered by your broker, bank or other nominee. As a beneficial holder of shares, you have the right to direct how your broker, bank or other nominee votes your shares.
If your shares are held in street name, then to be able to vote your shares in person at the Annual Meeting you must obtain a legal proxy from your bank, broker or other nominee that specifies the number of shares you owned at the close of business on the record date and bring the legal proxy with you to the Annual Meeting.
If you have questions regarding how to vote, call our Corporate Secretary at (678) 869-5116.

Will my shares be voted if I do not vote using one of the methods described in my proxy card or voting instruction form or if I do not vote in person at the Annual Meeting?
If you are a shareholder of record and you do not complete, sign and return your proxy card, vote by telephone, vote over the Internet or attend the Annual Meeting and vote in person, then your shares will not be voted and will not count in deciding the matters presented for shareholder consideration at the Annual Meeting.
If your shares are held in street name and you do not provide voting instructions to your broker, bank or other nominee before the Annual Meeting, then your broker, bank or other nominee may vote your shares on your behalf under certain limited circumstances, in accordance with New York Stock Exchange (“NYSE”) rules that govern the banks and brokers. These circumstances include voting your shares on “routine matters” such as Proposal 2 (the ratification of the appointment of KPMG as our independent registered public accounting firm). Therefore, with respect to Proposal 2, if you do not vote your shares, then your broker, bank or other nominee may vote your shares on your behalf or leave your shares unvoted.
The remaining proposals to be considered at the Annual Meeting (Proposals 1, 3 and 4) are not considered routine matters under NYSE rules. When a proposal is not a routine matter and the broker, bank or other nominee has not received voting instructions from the beneficial holder of the shares with respect to that proposal, then the broker, bank or other nominee cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes that are represented at the Annual Meeting will be counted for purposes of establishing a quorum, but not for determining the number of shares voted for or against the non-routine matter.
We encourage beneficial holders to provide instructions to their broker, bank or other nominee by voting their proxy. This action ensures their shares will be voted at the Annual Meeting in accordance with their wishes.
What if I complete, sign and return my proxy card, vote by telephone or vote over the Internet but do not specify how I want to vote?
If you complete, sign and return your proxy card, or complete the Internet or telephone voting procedure, but do not specify how you want to vote your shares, then we will vote them as follows:

•	“FOR” the election of the six director nominees named in this proxy statement to serve until the 2017 Annual Meeting (Proposal 1);

•	“FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2016 (Proposal 2);

•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 3); and

•	“FOR” the re-approval of the material terms of the performance goals under the 2011 Plan
(Proposal 4).

Can I change my vote or revoke my proxy?
If you are a shareholder of record, then you can change your vote within the regular voting deadlines by voting again by telephone or over the Internet, by completing, signing and returning a later dated proxy or by attending the Annual Meeting and voting in person. If you are a shareholder of record, then you also can revoke your proxy by delivering a written notice of your revocation to the Corporate Secretary at AdCare Health Systems, Inc., 454 Satellite Boulevard, Suite 100, Suwanee, Georgia 30024.
If your shares are held in street name, then you should refer to the instructions provided by your broker, bank or other nominee regarding how to revoke your previously provided voting instructions.

Who will count the votes?
A representative of Continental Stock will act as the inspector of elections and count the votes.
What do I need to do if I want to attend the Annual Meeting?
You do not need to make a reservation to attend the Annual Meeting. However, attendance at the Annual Meeting is limited to shareholders or their designated representatives. If your shares are held by a bank, broker or other nominee, then you must bring your bank, broker or nominee statement evidencing your beneficial ownership as of the record date to gain admission to the Annual Meeting. We reserve the right to limit the number of designated representatives who may attend the Annual Meeting.
Who is soliciting proxies and what is the cost?
The Board is soliciting your proxy. The expense of preparing and printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. Solicitation will be made principally by mail. In addition to soliciting shareholders by mail, we will request banks, brokers and other custodians, nominees, and fiduciaries to forward solicitation materials or send a voting instruction form to the beneficial holders of shares held of record by such persons, and we will reimburse them for their reasonable out-of-pocket expenses incurred in doing so. We may use the services of our directors, officers and other Company employees, who will receive no compensation for their services, other than their regular compensation, to solicit proxies personally, by telephone or by facsimile transmission.
Are you “householding” for shareholders sharing the same address?
We are sending only one 2015 Annual Report and one proxy statement to shareholders who share a single address. This is known as “householding.” However, if a shareholder of record residing at such an address wishes to receive a separate 2015 Annual Report or this proxy statement, he or she may contact Continental Stock by phone at (917) 262-2373, by e-mail at www.proxy@continentalstock.com or by mail at the following address: 17 Battery Place, New York, New York 10004. Shareholders of record who receive multiple copies of the 2015 Annual Report or this proxy statement may request householding by contacting Continental Stock using the preceding options. Beneficial holders who own shares through a broker, bank or other nominee may request householding by contacting the holder of record.

Important Notice Regarding the Availability of Proxy Materials for the 2016 Annual Meeting of Shareholders to be Held on December 8, 2016: This Proxy Statement, the form of proxy card and the 2015 Annual Report are available free of charge at http://www.cstproxy.com/adcarehealth/2016.

PROPOSAL 1:
ELECTION OF DIRECTORS
General

The Board currently consists of six directors. Our Articles of Incorporation (“Articles”) and Bylaws provide that each director shall be elected at each annual meeting of shareholders and shall hold office until the next annual meeting of shareholders and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

Prior to the Company’s annual meeting of shareholders held in 2015 (the “2015 Annual Meeting”), we had a classified Board with shareholders electing approximately one-third of the members of the Board at each annual meeting of shareholders to serve a three-year term. At the 2015 Annual Meeting, shareholders approved amendments to our Articles and Bylaws to declassify the Board and provide for the annual election of directors. In connection with this approval, all of our directors (including those elected at the 2015 Annual Meeting) agreed to voluntarily relinquish the portion of their terms as directors which extend beyond the Annual Meeting (if any). As a result, all of our directors will stand for election at the Annual Meeting.

Directors and Director Nominees

Each of our current directors has been selected by the Board, upon the recommendation of its Nominating and Corporate Governance Committee (the “Nominating Committee”), to stand for election at the Annual Meeting to serve until the 2017 Annual Meeting and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. Certain information about each director nominee’s experience, qualifications and skills are set forth below.

Name	Age	Occupation	Independent	Director Since	Committee Memberships
William McBride, III	56	Chief Executive Officer of the Company and Chairman of the Board	No	October 2014	-----
Michael J. Fox*	39	Chief Executive Officer of Park City Capital, LLC	Yes	October 2013	Audit Compensation
Thomas W. Knaup	68	Former executive with Aon, California (a division of Aon Corporation)	Yes	October 2015	Audit Compensation Nominating **
Brent Morrison	40	Managing Director of Zuma Capital Management LLC	Yes	October 2014	Audit** Nominating
Allan J. Rimland	53	President, Chief Financial Officer and Secretary of the Company	No	October 2015	-----
David A. Tenwick	78	Founder of the Company and independent business consultant	Yes	August 1991	Compensation** Nominating

* Lead Independent Director
** Committee Chair
For additional information about the director nominees and their experience, qualifications and skills, see “Board of Directors - Directors and Director Nominees.” For arrangements regarding the directors’ service as directors, see “Board of Directors - Arrangements with Directors Regarding Election/Appointment.”

Required Vote
Each director will be elected by a plurality of the votes cast. The six director nominees receiving the greatest number of votes will be elected to the Board. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.
Unless otherwise instructed, the Proxy Holders will vote the proxies held by them “FOR” the election to the Board of the director nominees named above to serve until the 2017 Annual Meeting and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. If any director nominee is unable to serve, then proxies may be voted for a substitute nominee selected by the Board. The Board has no reason to believe that any director nominee will not be able to serve if so elected.

The Board recommends a vote “FOR” the election to the Board of each of the director nominees named above.

PROPOSAL 2:
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Overview
The Audit Committee of the Board (the “Audit Committee”) has authority to retain and terminate the Company’s independent registered public accounting firm. The Audit Committee has appointed KPMG as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2016. The Audit Committee considered a number of factors in determining to appoint KPMG as our independent registered public accounting firm, including the firm’s professional qualifications and resources, past performance, expertise in our industry, tenure and capability in handling the breadth and complexity of our business.
Although shareholder ratification of the appointment of KPMG is not required, the Audit Committee and the Board are submitting the selection of KPMG for ratification to obtain the view of the shareholders with respect to this matter. If the shareholders do not ratify the appointment of KPMG, then the Audit Committee will evaluate whether to select a different independent auditor. For a description of the fees paid to KPMG, see “Audit Committee Matters - Fees and Services of Our Independent Registered Accounting Firm.”
Representatives of KPMG are expected to be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.
Required Vote
Approval of this Proposal 2 requires that the votes cast “FOR” this Proposal 2 exceed the votes cast “AGAINST” this Proposal 2. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal. Unless otherwise instructed, the Proxy Holders will vote the proxies held by them “FOR” this Proposal 2.

The Board recommends a vote “FOR” the ratification of KPMG as our independent registered public accounting firm for the year ending December 31, 2016.

PROPOSAL 3:
ADVISORY APPROVAL OF THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS
Overview
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as well as the provisions of Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), require that we provide shareholders the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s compensation disclosure rules. This is commonly known as a “say-on-pay” vote. Our named executive officers are those officers identified in the Summary Compensation Table set forth in “Executive Compensation - Executive Compensation Tables - Summary Compensation Table.”

Our executive compensation program has been approved by the Compensation Committee of the Board (the “Compensation Committee”), which consists entirely of independent directors. Our executive compensation program is designed to: (i) motivate, retain and recruit the executive talent needed to drive shareholder value; (ii) reward the achievement of short-term and long-term performance goals; (iii) establish an appropriate relationship between executive pay and performance; (iv) balance salary and incentive compensation to encourage performance; and (v) align the interests of our named executive officers with those of our shareholders. See “Executive Compensation” for additional details about our executive compensation program, including information about the 2015 compensation of our named executive officers.

We are asking shareholders to indicate their support for the compensation of our named executive officers as disclosed in this proxy statement. This say-on-pay vote gives shareholders the opportunity to express their views on our executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation policies and practices described in this proxy statement. Accordingly, we will ask shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders of AdCare Health Systems, Inc. approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the “Executive Compensation” section of this proxy statement pursuant to the SEC’s compensation disclosure rules, which disclosure includes the compensation tables and narrative discussion.”

The say-on-pay vote is advisory and, therefore, not binding on the Company, the Board or the Compensation Committee and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board or the Compensation Committee. The Board and the Compensation Committee value the opinions of our shareholders. To the extent there is a significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

At the Company’s annual meeting of shareholders held in 2013, the shareholders approved, on a nonbinding advisory basis, the option which calls for the frequency of a say-on-pay vote to be held once every three years. In light of this voting result, the Company will include a say-on-pay vote in its proxy materials every three years and, therefore, we intend to hold the next say-on-pay vote at the Company’s annual meeting of shareholders to be held in 2019.

Required Vote

Approval, on an advisory basis, of the compensation of our named executed officers as disclosed above requires that the votes cast in favor of this Proposal 3 exceed the votes cast against this Proposal 3. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal. Unless otherwise instructed, the Proxy Holders will vote proxies held by them “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as described above.

The Board recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

PROPOSAL 4:
RE-APPROVAL OF THE MATERIAL TERMS OF THE
PERFORMANCE GOALS UNDER THE
2011 PLAN
Background
Our shareholders adopted the AdCare Health Systems, Inc. 2011 Stock Incentive Plan at the Company’s annual meeting of shareholders held in 2011. At the Company’s annual meeting of shareholders held in 2012, our shareholders approved an amendment to the 2011 Plan to increase the aggregate number of shares of common stock authorized for issuance under the 2011 Plan by 1,000,000. As of October 17, 2016, 2,152,500 shares of common stock were authorized for issuance under the 2011 Plan (as adjusted for stock dividends), of which 626,394 shares of common stock were available for future grants under the 2011 Plan.
The 2011 Plan is intended as an incentive to attract, retain and motivate certain key employees, officers, consultants and advisors of the Company, as the Company may from time to time select, and to encourage stock ownership on the part of such persons. The 2011 Plan permits granting of stock options and restricted stock awards, as well as cash grants to offset a portion of the taxes which may become payable as a result of participation in the 2011 Plan (collectively, the “Awards”). Options granted under the 2011 Plan may be either incentive stock options (“incentive stock options”) which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or options which do not meet such requirements (“non-statutory options”).
We are asking our shareholders to re-approve the material terms of the performance goals under the 2011 Plan in order to allow for certain awards under the 2011 Plan to qualify as tax-deductible performance-based compensation within the meaning of Section 162(m) of the Code (“Section 162(m)”). We are not proposing any amendment to the 2011 Plan and are not requesting an increase in the number of shares of common stock that may be issued under the 2011 Plan.
Description of Section 162(m)
The 2011 Plan has been structured in a manner such that certain awards granted under the 2011 Plan may be intended to satisfy the requirements of Section 162(m) as “qualified performance-based compensation.” Section 162(m) places a limit of $1,000,000 on the amount that the Company may deduct in any one taxable year for compensation paid to “covered employees” within the meaning of Section 162(m) (i.e., the Chief Executive Officer or any of the three most highly compensated executive officers (other than the Chief Executive Officer and the Chief Financial Officer)), in each case, as of the last day of the Company’s tax year. However, there is an exception to this $1,000,000 limit for qualified performance-based compensation earned pursuant to certain performance-based awards. A performance-based award made under the 2011 Plan is eligible for this exception provided certain requirements under Section 162(m) are met. One of these requirements is that shareholders must approve or re-approve the material terms of the performance goals underlying performance-based awards. The material terms of the performance goals include: (i) the employees eligible to receive awards under the 2011 Plan; (ii) the business criteria on which performance goals may be based; and (iii) the maximum aggregate amounts of awards that may be made to any individual participant during a calendar year under the 2011 Plan. Because the Compensation Committee retains discretion to vary the targets of performance goals underlying the performance-based awards, Section 162(m) requires re-approval of the material terms of the performance goals by the shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the performance goals.
Accordingly, we are seeking shareholder re-approval of the material terms of the performance goals under the 2011 Plan at the Annual Meeting.
If the material terms of the performance goals under the 2011 Plan are re-approved, then the 2011 Plan will allow us to incentivize our key employees with performance-based long-term compensation awards. Equity incentives form an integral part of the compensation paid to our employees, particularly those in positions of key importance, and our officers and directors. The Board believes that it is in the best interests of the Company and our shareholders to continue providing an incentive plan under which certain equity-based compensation awards granted by the

Company may be fully deductible for federal income tax purposes under Section 162(m). Re-approval of the material terms of the performance goals under the 2011 Plan is therefore critical to our ability to continue to attract, retain and motivate key personnel.
Eligibility
The Compensation Committee may grant Awards to key employees, officers, consultants and advisers of the Company who render services to the Company, or any current or future parent or subsidiary of the Company, as the Compensation Committee may elect from time to time. The Compensation Committee may grant more than one Award to an individual under the 2011 Plan. Incentive stock options may only be granted to key employees. For purposes of the 2011 Plan, “key employees” mean the executive, administrative, operational and managerial employees of the Company (or any current or future parent or subsidiary of the Company) who are determined by the Compensation Committee to be eligible for options under the 2011 Plan.
Business Criteria for Performance Goals
Certain awards granted under the 2011 Plan may be subject to specified criteria, which are based on the attainment of performance measures pre-established by the Compensation Committee in its sole discretion, based on one or more of the following:

•	Price of the common stock of the Company or any affiliate;

•	Shareholder return;

•	Return on equity;

•	Return on investment;

•	Return on capital;

•	Sales productivity;

•	Economic profit;

•	Economic value added;

•	Net income;

•	Operating income;

•	Gross margin;

•	Sales;

•	Operating cash flow;

•	Free cash flow;

•	Earnings per share;

•	Operating Company contribution;

•	Division contribution; or

•	Market share.

The foregoing shall have a minimum performance standard below which grants or vesting of performance-based Awards will not occur. These performance goals may be based on an analysis of historical performance and growth expectations for the business, financial results of other comparable businesses, and programs towards achieving the long- range strategic plan for the business. These performance goals and determination of results shall be based entirely on financial measures.
Participant Award Limits
The number of shares of common stock for which Awards may be granted under the 2011 Plan during any fiscal year to any one individual may not exceed 150,000 shares, subject to adjustment in connection with stock splits, mergers, reorganizations and changes in control as specified in Section 14 of the 2011 Plan.

Other Features of the 2011 Plan
The other principal provisions of the 2011 Plan are summarized below. This summary and the features of the 2011 Plan set forth below do not purport to be complete and are qualified in their entirety by reference to the provisions of the 2011 Plan, which is attached as Appendix A. We urge you to read the 2011 Plan in its entirety.
Administration of the 2011 Plan. The 2011 Plan is administered by the Compensation Committee pursuant to authority delegated to it by the Board. In accordance with the terms of the 2011 Plan, the members of the Compensation Committee must qualify as “non-employee directors” under Rule 16b-3(b)(2) of the Exchange Act (“Rule 16b-3”), and as “outside directors” under Section 162(m). Subject to the terms of the 2011 Plan and the oversight of the Board, the Compensation Committee is responsible for determining the persons who shall be granted Awards, the terms and conditions of such Awards, and to construe and interpret the 2011 Plan. The Board may amend or terminate the 2011 Plan at any time and for any reason, but to the extent required under Rule 16b-3 and the NYSE MKT rules, material amendments to the 2011 Plan must be approved by the shareholders.
Options. The Compensation Committee may grant incentive stock options and/or non-statutory options pursuant to the 2011 Plan. The number of shares covered by each option is determined by the Compensation Committee. The Compensation Committee will determine the option price per share of each option granted under the 2011 Plan, provided that the option price of each incentive stock option (and any non-statutory option intended to be performance-based for purposes of Section 162(m)) may not be less than the fair market value of a share on the date of grant of such option. All options granted under the 2011 Plan will be evidenced by a stock option agreement containing terms and conditions determined by the Compensation Committee. The holder of an option granted under the 2011 Plan has no rights as a shareholder with respect to the shares covered by such option until the exercise of such option and issuance of such covered shares.
The Compensation Committee will determine the terms and conditions of the exercise and vesting of options granted under the 2011 Plan. Within five business days following the date of exercise of an option, the optionee or other person exercising the option must make full payment of the option price in cash or, with the consent of the Compensation Committee:

•	By tendering previously acquired shares (valued at fair market value, as determined by the Compensation Committee, as of such date of tender);

•
With a full recourse promissory note of the optionee for the portion of the option price in excess of the par value of shares subject to the option, under terms and conditions determined by the Compensation Committee;

•
Without the payment of cash (a “Cashless Exercise”), by reducing the number of shares of common stock that would be obtainable upon the exercise of the option and payment of the exercise price in cash so as to yield a number of shares of common stock upon the exercise of the option equal to the product of (i) the number of shares of common stock for which the option is exercisable as of the date of exercise (if the exercise price were being paid in cash) and (ii) the Cashless Exercise Ratio. (The “Cashless Exercise Ratio” shall equal a fraction, the numerator of which is the excess of the current market price per share of common stock on the exercise date over the exercise price per share as of the exercise date and the denominator of which is the current market price per share of the common stock on the exercise date. Upon surrender of an option in connection with the holder’s option to elect a Cashless Exercise, the number of shares of common stock deliverable upon a cashless exercise shall be equal to the number of shares of common stock issuable upon the exercise of an option that the holder specifies are to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio);

•
If the shares subject to the option have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and there is a regular public market for the shares, by delivering to the Company on the date of exercise of the option written notice of exercise together with: (i) written instructions to forward a copy of such notice of exercise to a broker designated in such notice and to deliver to the specified account maintained with the broker by the person exercising the option a certificate for the shares purchased upon the exercise of the option, and (ii) a copy of irrevocable instructions to the broker to deliver promptly to the Company a sum equal to the purchase price of the shares purchased upon exercise of the option and any other sums required to be paid to the Company under the 2011 Plan; or

•	Any combination of the foregoing.

If tax offset payments sufficient to allow for withholding of taxes are not being made at the time of exercise of an option, the Company shall have the right to require the optionee or other person exercising such option to remit to the Company, by deduction from salary, wages or otherwise, an amount sufficient to satisfy federal, state and local withholding tax requirements or to deduct from all payments made under the 2011 Plan, including tax offset payments, amounts sufficient to satisfy all tax withholding requirements.
The Compensation Committee determines the period during which each option may be exercised; provided, however, that any incentive stock option granted under the 2011 Plan will have an option period which does not exceed 10 years from the date of grant. If the grant of any option becomes subject to Section 409A of the Code, then notwithstanding the foregoing, the exercise period designated by the Compensation Committee may be modified to include only those dates that are compliant with the distribution rules set forth in Section 409A of the Code.
Options will expire at such time as the Compensation Committee determines at the date of grant; provided, however, that no incentive stock options may be exercised on or after 10 years from the date of grant.
Termination of Options. Any option granted under the 2011 Plan will, subject to earlier termination pursuant to its terms, terminate automatically if not exercised:

•	Within 30 days after the optionee’s termination of employment with the Company (other than by reason of death, disability, or for cause);

•	Within one year after the employee’s death or termination of employment by the Company by reason of “disability”, as defined in the 2011 Plan; and

•	Immediately upon termination by the Company for “cause”, as defined in the 2011 Plan.

The Compensation Committee may, in its sole discretion, permit the exercise of all or any portion of any option, not otherwise exercisable, granted to an optionee whose employment with the Company is terminated by reason of death or disability. Upon the termination of an optionee’s employment as a result of retirement with the consent of the Company, such optionee’s options shall then be exercisable to the extent of 100% of the shares subject to such options.
Non-transferability of Options. Except for non-statutory stock options, Awards granted under the 2011 Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. Non-statutory stock options may be transferred for no consideration to family members or to trusts or other entities for their benefit, or to other persons, if approved by the Compensation Committee.
Restricted Stock Awards. Restricted stock awards are shares of the common stock granted pursuant to the 2011 Plan that vest in accordance with terms established by the Compensation Committee in its discretion. For example, the Compensation Committee may provide that restricted stock will vest only if one or more performance goals are satisfied and/or only if the participant remains employed with the Company for a specified period of time. Any performance measures may be applied on a Company-wide, divisional or individual basis, as deemed appropriate in light of the participant’s specific responsibilities. Shares of restricted stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the vesting of such shares at the end of the applicable period of restriction. Each Award of restricted stock will be evidenced in writing by a restricted stock agreement specifying the applicable period of restriction, the number of shares granted, any price to be paid for the shares and such other terms and conditions as the Compensation Committee may determine.
During the period of restriction applicable to shares of restricted stock, the holder of such shares shall be entitled to receive all dividends and distributions and may exercise full voting rights with respect to such shares, unless otherwise provided in the applicable restricted stock agreement. Unless otherwise determined by the Compensation Committee, shares of restricted stock will be held by the Company as escrow agent until the restrictions on such shares have lapsed.
Change in Control; Stock Splits. For purposes of the 2011 Plan, a “Change in Control” occurs if (i) a person acquires or combines with the Company, in one or more transactions, and after such acquisition or combination, less than a majority of the outstanding voting shares of the entity surviving such transaction (or the ultimate parent of the surviving entity) is owned by the owners of the voting shares of the Company outstanding immediately prior to such acquisition or combination, unless such transaction was approved in advance by at least two-thirds of the members of the Board; or (ii) during any period of two consecutive years, the individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority of the Board, unless the election of each Board member who was not an original Board member has been approved in advance by Board members representing at least two-thirds of the Board members then in office who were original Board members.
If a Change in Control occurs, then all outstanding options granted under the 2011 Plan will become immediately exercisable to the extent of 100% of the shares subject thereto notwithstanding any contrary waiting or vesting periods specified in the 2011 Plan or in any applicable stock option agreement.
Except as otherwise determined by the Board, a merger or a similar reorganization which the Company does not survive, or a sale of all or substantially all of the assets of the Company, will cause every option under the 2011 Plan to terminate, to the extent not then exercised, unless any surviving entity agrees to assume the obligations under the 2011 Plan on terms reasonably acceptable to the Board; provided, however, that, if there is no such assumption, the Board, in its sole discretion, may provide that some or all of the unexercised portion of any one or more of the outstanding options will be immediately exercisable and vested prior to such merger, similar reorganization or sale of assets.
If a stock split, stock dividend, combination or exchange of shares or other change in the Company’s capitalization occurs, the Compensation Committee will proportionately adjust or substitute the aggregate number of shares for which Awards may be granted under the 2011 Plan, the number of shares subject to outstanding options and restricted stock Awards and the option price of the shares subject to outstanding options to reflect such transaction or change.
United States Federal Income Tax Consequences of Awards
As explained below, each type of Award may have different federal income tax consequences. In addition to these, a participant may also be subject to foreign, state and local income or other tax consequences in the jurisdiction in which the participant works and/or resides. The following is a brief general summary of certain material federal income tax consequences with respect to Awards under the 2011 Plan. It is not intended to be tax advice to participants. We do not intend the following discussion to be a complete explanation of all of the federal income tax consequences of participating in the 2011 Plan, and any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. Participants in the 2011 Plan should rely on their own tax advisers concerning the specific tax consequences to them, including the applicability and effect of state, local and foreign tax laws.
Stock Options. The 2011 Plan allows the Compensation Committee to grant non-statutory as well as incentive stock options. Generally, no income is recognized when either type of stock option is granted to the participant, but the subsequent tax treatment differs widely.

Non-statutory Stock Options. Generally, if a participant exercises a non-statutory stock option, the excess of the fair market value of a share on the date of exercise over the stock option price is ordinary compensation income to the participant at the time of the exercise. The tax basis for the shares purchased is their fair market value on the date of exercise. Any gain or loss that the participant realizes from a later sale of the shares for an amount in excess of or less than the tax basis of the shares will be taxed as capital gain or loss, respectively. The character of the gain or loss (short-term or long-term) will depend upon how long the participant held the shares since exercise. Generally, capital gains will be taxable as long-term capital gains if the shares are held for more than one year from exercise.
Incentive Stock Options. Generally, a participant will recognize no regular taxable income upon the exercise of an incentive stock option. The tax basis of the shares acquired will be the exercise price. If the participant meets the Holding Periods described below, all gain or loss that he or she realizes upon a later sale of the shares for an amount in excess of or less than their tax basis will be taxed as a capital gain or loss. To receive this favorable treatment, the participant must not dispose of the shares that he or she acquires by exercising an incentive stock option within two years after the date the stock option was granted, nor within one year after the exercise date (the “Holding Periods”). If the participant disposes of the shares before the end of either of the Holding Periods, the amount of that gain which equals the lesser of: (i) the difference between the fair market value on the exercise date and the stock option price; or (ii) the difference between the sale price and the stock option price, will be taxed as ordinary compensation income. Any remaining gain or loss will be taxed as short-term or long-term capital gain, depending upon how long the participant held the shares.
Alternative Minimum Tax-Incentive Stock Options. For determining a participant’s alternative minimum taxable income subject to the alternative minimum tax, a participant’s exercise of an incentive stock option will result in the recognition of alternative minimum taxable income at the time of the exercise of the stock option in an amount equal to the excess of the fair market value of the shares on the exercise date over the stock option price.
Restricted Stock. In general, a participant who is granted restricted shares of common stock will not recognize taxable income upon grant, but instead will recognize ordinary compensation income when the shares vest and are no longer subject to restriction. Alternatively, within 30 days of the grant of the restricted stock a participant may elect, under Section 83(b) of the Code, to be taxed at the time of the grant. In all cases, the amount of ordinary income that a participant recognizes will be equal to the fair market value of the shares at the time the participant recognizes the income, less the price paid for the shares, if any. Generally, any gain recognized thereafter will be capital gain or loss.
Deferred Compensation/Section 409A Awards. Section 409A of the Code provides that covered amounts deferred under a nonqualified deferred compensation plan are includable in the participant’s gross income to the extent not subject to a substantial risk of forfeiture and not previously included in income, unless certain requirements are met, including limitations on the timing of deferral elections and events that may trigger the distribution of deferred amounts.
The Company has designed the 2011 Plan so that Awards are either intended to comply with, or are exempt from coverage of, Section 409A of the Code. The Company intends to continue to review the terms of the 2011 Plan and may, subject to the terms of the 2011 Plan, adopt additional amendments to comply with current and additional guidance issued under Section 409A of the Code. However, if an Award fails to meet or is not granted in compliance with these new requirements, the taxation of the Award may be accelerated and an additional 20% tax plus interest may be imposed.

Equity Compensation Plan Information
The following table sets forth additional information as of December 31, 2015, concerning shares of common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by shareholders and plans or arrangements not submitted to the shareholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and warrants, and the number of shares remaining available for future grants, excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Warrants	Weighted-Average Exercise Price of Outstanding Options and Warrants	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by security holders (1)	266,514	$3.96	937,558
Equity compensation plans not approved by security holders (2)	2,051,475	$3.46	—
Total	2,317,989	$3.52	937,558

(1)	Represents options issued pursuant to the: (i) 2011 Plan; and (ii) 2005 Stock Option Plan of AdCare Health Systems, Inc., which were both approved by our shareholders.

(2)
Represents warrants issued outside of our shareholder approved plans as described below. The warrants listed below contain certain anti-dilution adjustments and, therefore, were adjusted for stock dividends in October 2010, October 2011, and October 2012, as applicable. The share numbers below reflect all such applicable adjustments.

•
On November 16, 2007, we issued to the Board and members of our management team ten-year warrants, as adjusted for stock dividends, exercises and forfeitures, to purchase an aggregate 766,847 shares of common stock at exercise prices ranging from $1.04 to $3.43.

•
On September 24, 2009, we issued to Christopher Brogdon, a former officer and director, as inducement to become our Chief Acquisition Officer, an eight-year warrant to purchase 347,288 shares of common stock at exercise prices ranging from $2.59 to $4.32.

•
On May 2, 2011, we issued to Noble Financial, as partial consideration for providing certain financing to the Company, a five-year warrant to purchase 55,125 shares of common stock at an exercise price of $4.08.

•
On December 19, 2011, we issued to David Rubenstein, a former officer, as inducement to become our Chief Operating Officer, ten-year warrants, as adjusted for forfeitures, to purchase an aggregate 174,993 shares of common stock at exercises prices ranging from $3.93 to $4.73.

•
On December 28, 2012, we issued to Strome Alpha Offshore, Ltd., as partial consideration for providing certain financing to the Company, a ten-year warrant to purchase 50,000 shares of common stock at an exercise price of $3.80.

•
On May 15, 2013, we issued to Ronald W. Fleming, a former officer, as an inducement to become our Chief Financial Officer, a ten-year warrant, as adjusted for forfeitures, to purchase 23,333 shares of common stock at an exercise price of $5.90, which vests as to one-third of the underlying shares on each of the successive three anniversaries of the issue date.

•
On November 26, 2013, we issued to an investor relations firm, as partial consideration for providing certain investor relations services to the Company, a ten-year warrant to purchase 10,000 shares of common stock at an exercise price of $3.96.

•
On March 28, 2014, we issued to the placement agents in the Company’s offering of the subordinated convertible promissory notes issued in 2014, as partial compensation for serving as placement agents in such offering, five-year warrants to purchase an aggregate of 48,889 shares of common stock at an exercise price of $4.50 per share.

•
On October 10, 2014, we issued to William McBride, III, as an inducement to become our Chief Executive Officer, a ten-year warrant to purchase 300,000 shares of common stock at an exercise price per share of $4.49, which vests as to one-third of the underlying shares on each of the successive three anniversaries of the issue date.

•	On February 20, 2015, David A. Tenwick sold 109,472 fully vested and unexercised warrants for a total sale price of $281,343 to Park City Capital Offshore Master, Ltd., an affiliate of Michael J. Fox.

•
On April 1, 2015, we issued to Allan J. Rimland, as an incentive to become our President and Chief Financial Officer, a ten-year warrant to purchase 275,000 shares of common stock at an exercise price per share equal to $4.25 which shall vest as to one-third of the underlying shares on each of the three subsequent anniversaries of the issue date.

Required Vote
Approval of this Proposal 4 requires that the votes cast “FOR” this Proposal 4 exceed the votes cast “AGAINST” this Proposal 4. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal. Unless otherwise instructed, the Proxy Holders will vote the proxies held by them “FOR” this Proposal 4.

The Board recommends a vote “FOR” the re-approval of the material terms of the performance goals under the 2011 Plan.

GOVERNANCE
Board Structure
Leadership. Our Articles and Bylaws provide the Board with flexibility to select the appropriate leadership structure for the Company. The Board does not have a policy as to whether the roles of Chairman of the Board and Chief Executive Officer should be separate or combined or whether the Chairman of the Board should be a management or a non-management director. Mr. McBride currently serves as our Chief Executive Officer and Chairman of the Board, and Mr. Fox serves as the Lead Independent Director of the Board (the “Lead Independent Director”).
As the primary interface between management and the Board, the Lead Independent Director provides a valuable counterweight to the combined Chairman and Chief Executive Officer role and serves as a key contact for the independent directors, thereby enhancing the Board’s independence from management. The Lead Independent Director’s responsibilities include, among other things:

•	Consulting with the Chairman of the Board regarding the agenda for Board meetings;

•	Scheduling and preparing agendas for meetings of non-management directors;

•	Presiding over meetings of non-management directors and executive sessions of meetings of the Board from which employee directors are excluded;

•	Acting as principal liaison between non-management directors and the Chairman of the Board on sensitive issues; and

•	Raising issues with management on behalf of the non-management directors when appropriate.

The Board employs a number of corporate governance measures to provide an appropriate balance between the respective needs for the operational and strategic leadership provided by Mr. McBride as the Chairman of the Board and Chief Executive Officer, on one hand, and the oversight and objectivity of independent directors, on the other. These corporate governance measures include having a Lead Independent Director with the responsibilities described above, having all of our standing Board committees consist entirely of independent directors, and having each independent director serve on Board committees. Further: (i) all directors play an active role in overseeing the Company’s business both at the Board and committee levels; (ii) directors have full and free access to members of management; and (iii) each of the Board committees has the authority to retain independent financial, legal or other experts as it deems necessary. Also, the Lead Independent Director holds separate executive sessions of non-management directors and independent directors as he deems necessary.
The Board believes that having a combined Chairman of the Board and Chief Executive Officer, together with an engaged Lead Independent Director, is the most appropriate leadership structure for the Company at this time and is in the best interests of our shareholders because it, along with the other corporate governance measures discussed above, provides relevant operational and strategic experience, decisive and effective leadership, and appropriate opportunities for oversight, discussion and evaluation of decisions and direction by the independent directors.
General Board Composition. The Board currently consists of six directors, including four independent directors. Our Bylaws provide that the number of directors shall be no less than three and no greater than twelve as may be determined by resolution of the Board from time to time. By resolution, the Board has currently fixed the number of directors at six.
The Nominating Committee reviews periodically the appropriateness of the size and overall composition of the Board, taking into consideration such factors as the business experience and specific areas of expertise of each Board member, and recommends any proposed changes to the Board. In connection with recommending to the Board the director nominees to stand for election at the Annual Meeting, the Nominating Committee also recommended to the Board that, with respect to the 2017 Annual Meeting, the Board should consider reducing the size of the Board to five members. The Nominating Committee believes a smaller Board would be more appropriate given the Company’s size and its transition from an operating company to a property holding and leasing company.
Independence of Directors and Director Nominees
On January 1, 2015, the Board consisted of the following directors: Christopher Brogdon (resigned November 10, 2015), Peter J. Hackett (resigned April 1, 2015), Philip S. Radcliffe (retired December 10, 2015), Larry E. Sturtz (resigned January 3, 2015) and Messrs. Fox, McBride, Morrison and Tenwick. Messrs. Knaup and Rimland were each appointed to the Board on October 14, 2015.
The NYSE MKT listing standards for smaller reporting companies require that at least 50% of the members of a listed company’s board of directors qualify as “independent,” as defined under NYSE MKT rules and as affirmatively determined by the company’s board of directors. After review of all the relevant transactions and relationships between each director (and his family members) and the Company, senior management and our independent registered public accounting firm, the Board affirmatively determined that, at all times during the year ended December 31, 2015, the following directors (while serving as such) were independent within the meaning of applicable NYSE MKT rules: Messrs. Fox, Hackett, Knaup, Morrison, Radcliffe and Sturtz. The Board also affirmatively determined that at all times since January 1, 2016, the following directors were independent directors within the meaning of applicable NYSE MKT rules: Messrs. Fox, Knaup and Morrison. In addition, on and as of September 23, 2016, the Board affirmatively determined that Mr. Tenwick was independent within the meaning of the applicable NYSE MKT rules.
For purposes of determining the independence of Mr. Fox, the Board considered: (i) the participation by an affiliate of Mr. Fox in a private placement transaction of subordinated convertible promissory notes issued by us in April 2015, with conversion prices at least equal to the greater of the book or market value of the common stock at the time we entered into a definitive agreement to issue such notes; and (ii) the letter agreement, dated October 1, 2013, among the Company, Mr. Fox and an affiliate of Mr. Fox regarding his service as a director. See “Board of Directors - Arrangements with Directors Regarding Election/Appointment - Michael J. Fox” and “Certain Relationships and Related Party Transactions - Related Party Transactions - Park City Capital.” For purposes of determining the independence of Mr. Knaup, the Board considered the consulting arrangement between Mr. Knaup and the Company, which commenced in November 2014 and terminated in September 2015. See “Certain Relationships and Related Party Transactions - Related Party Transactions - Thomas W. Knaup.” For purposes of determining the independence of Mr. Tenwick, the Board considered all payments made to Mr. Tenwick by the Company since September 2013, including reimbursement for health insurance premiums and self employment taxes in connection with his service as Interim Chief Executive Officer.
Director Nomination Process
With respect to the director nomination process, the Nominating Committee’s responsibilities include reviewing the size and overall composition of the Board and recommending changes to the Board; identifying and recommending to the Board qualified individuals to become Board members; making recommendations to the Board with respect to retirement arrangements or policies for Board members; monitoring and reviewing any issues relating to the independence of directors; considering director candidates recommended by shareholders; assisting the Board in developing processes and procedures for evaluating Board nominees recommended by shareholders; and recommending to the Board directors to be elected by the Board to fill vacancies.
The Nominating Committee has not established specific minimum age, education, years of business experience or specific types of skills for potential director candidates but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. Director candidates will be evaluated based on their financial literacy, business acumen and experience, independence for purposes of compliance with SEC rules and the NYSE MKT listing standards and their willingness, ability and availability for service, as well as other criteria established by the Nominating Committee. The Nominating Committee believes that continuity in leadership maximizes the Board’s ability to exercise meaningful oversight. Because qualified incumbent directors are generally uniquely positioned to provide shareholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director, the Nominating Committee will generally consider as potential candidates those incumbent directors interested in standing for re-election who they believe have satisfied director performance expectations, including regular attendance at, preparation for and meaningful participation in meetings of the Board and its committees.
The Nominating Committee will consider the recommendations of shareholders regarding potential director candidates. Any shareholder who wishes to have the Nominating Committee consider a candidate for election by the Board is required to give written notice of his or her intention to make such a nomination. For a description of the procedures required to be followed for a shareholder to nominate a potential director candidate, see “Additional Information - Procedures for Business Matters and Director Nominations for Consideration at the 2017 Annual Meeting.” A proposed nomination that does not comply with these procedures will not be considered by the Nominating Committee. There are no differences in the manner in which the Nominating Committee considers or evaluates director candidates it identifies and director candidates who are recommended by shareholders.
Board Diversity
The Nominating Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the members of the Nominating Committee will consider and discuss diversity, among other factors, with a view toward the role and needs of the Board as a whole. When identifying and recommending director nominees, the members of the Nominating Committee generally will view diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint and perspective, professional experience, education, skill and other qualities or attributes that together contribute to the functioning of the Board. The Nominating Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the goal of creating a Board that best serves the needs of the Company and its shareholders.
Risk Oversight
The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in setting our business strategy is a key part of the Board’s risk oversight and method for determining what constitutes an appropriate level of risk for us. Risk is assessed throughout the business, focusing on three primary areas of risk: financial risk, legal/compliance risk and operational/strategic risk.
While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from an outside consultant. The Nominating Committee’s risk oversight responsibilities include recommending qualified nominees to be elected to the Board by our shareholders, reviewing and assessing periodically our policies and practices on corporate governance, and overseeing an annual evaluation of the Board. In addition, in setting compensation, the Compensation Committee strives to create a combination of short-term and longer-term incentives that encourage a level of risk-taking behavior consistent with our business strategy.
Code of Ethics
We have adopted a written code of conduct, our Code of Business Conduct and Ethics, which is applicable to all our directors, officers and employees (including our principal executive officer, principal financial officer, principal accounting officer or controller, and any person performing similar functions). Our Code of Business Conduct and Ethics is available in the corporate governance subsection of the Investors page of our website at www.adcarehealth.com and also may be obtained, without charge, by contacting the Corporate Secretary, AdCare Health Systems, Inc., 454 Satellite Boulevard, Suite 100, Suwanee, Georgia 30024.

Communication with the Board and its Committees
The Board welcomes communications from shareholders. Shareholders may send communications to the Board, any of its committees or one or more individual directors, in care of the Corporate Secretary, AdCare Health Systems, Inc., 454 Satellite Boulevard, Suite 100, Suwanee, Georgia 30024. Any correspondence addressed to the Board of Directors, any of its committees or to any one of our directors in care of our offices will be forwarded to the addressee without review by management.
BOARD OF DIRECTORS
Directors and Director Nominees
Set forth below is, as of October 17, 2016, certain biographical information for each of our director nominees, as well as a description of the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board to determine that each individual should serve as a director.
William McBride, III. Mr. McBride, age 56, has served as a director and the Company’s Chief Executive Officer since October 2014 and as Chairman of the Board since March 25, 2015. Mr. McBride also served as the Company’s President from October 2014 through March 2015. From 2002 until October 2014, Mr. McBride served as the principal and owner of Santa Barbara Aircraft Management and Coastal Aircraft Maintenance, which provided management and maintenance services for turbine aircraft. From 1994 to 2000, Mr. McBride was employed by Assisted Living Concepts, a publicly-traded assisted living company, ultimately serving as its Chairman and Chief Executive Officer. From 1992 to 1997, Mr. McBride served as the President and Chief Operating Officer and as a director of LTC Properties, a publicly traded REIT specializing in senior housing and healthcare properties. Mr. McBride has previously served on the Board of Directors of Malan Realty Properties, a publicly-traded commercial property REIT. Mr. McBride’s expertise and leadership of publicly-traded healthcare companies and real estate investment trusts provide experience that the Board considers valuable.
Michael J. Fox. Mr. Fox, age 39, has served as a director since October 2013 and Lead Independent Director since April 2015. Mr. Fox is the Chief Executive Officer of Park City Capital, LLC (“Park City”), a value-oriented investment management firm he founded in June 2008. From 2000 to 2008, Mr. Fox worked at J.P. Morgan in New York, most recently as Vice President and Senior Business Services Analyst. As J.P.Morgan’s Senior Business Services Analyst, Mr. Fox headed the firm’s Business Services equity research group from 2005 to 2008.  From 2000 to 2005 Mr. Fox was a member of J.P.Morgan’s Leisure equity research group, which was consistently recognized by Institutional Investor’s All America Research Team.  Mr. Fox also serves on the board of directors of Resonant Inc.  Mr. Fox received his Bachelor of Business Administration degree from Texas Christian University.  Mr. Fox’s expertise and background in the financial and equity markets and his involvement in researching the commercial real estate industry provide experience that the Board considers valuable.
Thomas W. Knaup. Mr. Knaup, age 68, has served as a director since October 14, 2015. From November 2014 through September 2015, Mr. Knaup provided certain insurance-related consulting services to the Company. Since 2004, Mr. Knaup has worked as a private real estate investor. Prior to that, Mr. Knaup was employed for approximately twelve years with Aon, California (a division of Aon Corporation, a global professional services firm specializing in risk management, insurance and reinsurance brokerage), where he held positions of increasing responsibility, including Senior Vice President. Mr. Knaup has over 30 years of experience in the insurance brokerage business and has developed a strong expertise in the long-term care industry. Mr. Knaup’s expertise and background in the insurance and long-term care industries and his work in the field of real estate investment provide experience that the Board considers valuable.
Brent Morrison. Mr. Morrison, age 40, has served as a director since October 2014. Mr. Morrison is currently the Managing Director of Zuma Capital Management LLC, a position he has held since 2012. Prior thereto, Mr. Morrison was the Senior Research Analyst at the Strome Group, a private investment firm, from 2009 to 2012, a Research Analyst at Clocktower Capital, LLC, a global long/short equity hedge fund based in Beverly Hills, California, from 2007 to 2009 and a Vice President of Wilshire Associates, a financial consulting firm, from 1999 to 2007. Mr.

Morrison’s expertise and background in the financial and equity markets provide experience that the Board of Directors considers valuable.
Allan J. Rimland. Mr. Rimland, age 53, has served as a director since October 14, 2015, as the Company’s President and Chief Financial Officer since April 1, 2015 and as the Company’s Secretary since May 1, 2015. From 2011 through February 2015, Mr. Rimland served as a Managing Director at Stephens Inc., a financial services firm, within its Investment Banking Group. In part, Mr. Rimland was responsible for originating and leading mergers and acquisitions and capital raising transactions for healthcare services clients. During the three years prior to working at Stephens Inc., Mr. Rimland was a Managing Director at JMP Securities LLC, an investment bank, where he served as Co-Head of its Healthcare Services and IT Investment Banking Group. At JMP Securities LLC, Mr. Rimland focused on mergers and acquisitions and public and private equity capital raising for healthcare services clients. Prior thereto, he was an investment banker at a number of investment banks including: Wachovia Capital Markets, Banc of America Securities and Morgan Stanley Dean Witter. He graduated from the University of Pennsylvania’s Wharton School and Moore School of Electrical Engineering and earned a Master of Business Administration from the University of Chicago’s Graduate School of Business. Mr. Rimland’s expertise and background in investment banking, particularly in mergers and acquisitions and capital raising, and his knowledge and relationships in the healthcare services and related REIT sectors provide experience that the Board considers valuable.
David A. Tenwick.  Mr. Tenwick, age 78, is our founder and has served as a director since our organization was founded in August 1991. Mr. Tenwick also served as Chairman of the Board from our founding until March 2015, and as the Company’s Interim Chief Executive Officer and President from June 1, 2014 to November 1, 2014. Prior to our founding, Mr. Tenwick was an independent business consultant from 1982 to 1990. In this capacity, he has served as a director and an officer of several businesses, including Douglass Financial Corporation, a surety company, and AmeriCare Health & Retirement, Inc., a long-term care management company. From 1967 until 1982, Mr. Tenwick was a director and an officer of Nucorp Energy, Inc., a company which he co-founded. Nucorp Energy was a public company that invested in oil and gas properties and commercial and residential real estate. Prior to founding Nucorp Energy, Mr. Tenwick was an enforcement attorney for the SEC. Mr. Tenwick is a member of the Ohio State Bar Association and was a founding member of the Ohio Assisted Living Association, an association that promotes high quality assisted living throughout the State of Ohio. Mr. Tenwick earned his Bachelor of Business Administration and Juris Doctor (J.D.) degrees from the University of Cincinnati in 1960 and 1962, respectively. Mr. Tenwick’s tenure with the Company and legal and business background provide experience that the Board considers valuable.
Arrangements with Directors Regarding Election/Appointment
William McBride, III. Pursuant the employment agreement the Company has entered into with Mr. McBride, the Board appointed Mr. McBride to the Board as a director in October 2014. The Company has agreed, subject to applicable law, regulation and the Company’s organizational documents, to continue to nominate Mr. McBride as a director throughout the term of his employment.
Michael J. Fox. On October 1, 2013, we entered into a letter agreement (the “Fox Agreement”) with Park City and Mr. Fox pursuant to which the Board appointed Mr. Fox as a director of the Company effective October 23, 2013 to serve until the 2013 Annual Meeting, we included Mr. Fox in our slate of nominees for election as a Class I director at the 2013 Annual Meeting and we caused the re-election of Mr. Fox to the Board as a Class I director at the 2013 Annual Meeting.
Pursuant to the Fox Agreement, for so long as Mr. Fox serves on the Board as a nominee of the Board, Park City shall take such action as may be required so that all of the capital stock of the Company which is entitled to vote generally in the election of directors (the “Voting Securities”) and is beneficially owned by Park City, or any person who, within the meaning of Rule 12b-2 under the Exchange Act, is “controlling,” “controlled by” or “under common control with” Park City (the “Park City Group”), is voted in favor of each of the Board’s nominees to the Board at any and all meetings of our shareholders or at any adjournment or postponement thereof or in any other circumstance in connection with which a vote, consent or other approval of holders of Voting Securities is sought with respect to the election of any nominee to the Board.

In addition, for so long as Mr. Fox serves on the Board as a nominee of the Board, Park City will not do or agree or commit to do (or encourage any other person to do or agree or commit to do) and will not permit any member of the Park City Group or any affiliate or associate thereof to do or agree or commit to do (or encourage any other person to do or agree or commit to do) any of the following:
(i)  solicit proxies or written consents of shareholders with respect to any Voting Securities, or make, or in any way participate in, any solicitation of any proxy to vote any Voting Securities (other than as conducted by us), or become a participant in any election contest with respect to us;
(ii)  seek to call, or request the call of, a special meeting of shareholders or seek to make, or make, any shareholder proposal at any meeting of shareholders that has not first been approved in writing by the Board;
(iii)  make any request or seek to obtain, in any fashion that would require public disclosure by us, Park City or their respective affiliates, any waiver or amendment of any provision of the Fox Agreement or take any action restricted thereby; and
(iv)  except as permitted by the Fox Agreement, make or cause to be made any statement or announcement that constitutes an ad hominem attack on us or our officers or directors in any document or report filed with or furnished to the SEC or any other governmental agency or in any press release or other publicly available format.
Furthermore, pursuant to the Fox Agreement, for so long as Mr. Fox serves on the Board as a nominee of the Board, Mr. Fox agrees to comply with all applicable policies and guidelines of the Company and, consistent with his fiduciary duties and his obligations of confidentiality as a member of the Board, to refrain from communicating to anyone any nonpublic information about us that he learns in his capacity as a member of the Board (which agreement shall remain in effect after Mr. Fox leaves the Board). Notwithstanding the foregoing, Mr. Fox may communicate such information to any member of the Park City Group who agrees to be bound by the same confidentiality restrictions applicable to Mr. Fox, provided that Mr. Fox shall be liable for any breach of such confidentiality by any such member. In addition, Mr. Fox has confirmed that each of the other members of the Park City Group has agreed not to trade in any of our securities while in possession of any nonpublic material information about us if and to the extent doing so would be in violation of applicable law or, without the prior written approval of the Board, to trade in any of our securities during any blackout period imposed by us.
Allan J. Rimland. The employment agreement between the Company and Mr. Rimland provides that, subject to applicable law, regulations and the Company’s organizational documents, it is the Company’s intention to cause Mr. Rimland to be appointed to the Board at such time as it would not cause the Company to violate or fail to satisfy the NYSE MKT rules. Effective October 14, 2015, the Board appointed Mr. Rimland to the Board.

Committees of the Board
The Board has three standing committees that assist it in carrying out its duties - the Audit Committee, the Compensation Committee and the Nominating Committee.
Each member of the Audit Committee, the Compensation Committee and the Nominating Committee is independent under the listing standards of the NYSE MKT. The charters of the Audit Committee, the Compensation Committee and the Nominating Committee are available on the Investors page of our website at www.adcarehealth.com and may also be obtained, without charge, by contacting the Corporate Secretary, AdCare Health Systems, Inc., 454 Satellite Boulevard, Suite 100, Suwanee, Georgia 30024. The following chart shows the membership of our standing committees, as of October 17, 2016.

Name	Audit Committee	Compensation Committee	Nominating Committee
Michael J. Fox	√	√	—
Thomas Knaup	√	√	Chair
William McBride, III	–	–	–
Brent Morrison	Chair	–	√
Allan J. Rimland	–	–	–
David A. Tenwick	–	Chair	√

Audit Committee. The Audit Committee was established in 1995 in accordance with Section 3(e)(58)(A) of the Exchange Act. The Audit Committee has the responsibility of reviewing our financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. The Audit Committee also approves the appointment of the independent auditors for the next fiscal year, approves the services to be provided by the independent auditors and the fees for such services, reviews and approves the auditor’s audit plans, reviews and reports upon various matters affecting the independence of the independent auditors and reviews with the independent auditors the results of the audit and management’s responses. The Board has determined that Mr. Morrison qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K of the Exchange Act, and that he is independent for purposes of the NYSE MKT rules with respect to audit committee members.
Compensation Committee. The Compensation Committee was established in 1995 and it is responsible for establishing our compensation plans. The Compensation Committee’s duties include the development with management of benefit plans for our employees and the formulation of bonus plans and incentive compensation packages. The Compensation Committee approves the compensation of each senior executive and each member of the Board. In approving the compensation of each senior executive (other than the Chief Executive Officer), the Compensation Committee may consider recommendations made by the Chief Executive Officer. The Compensation Committee is also charged with the oversight of compensation plans and practices for all employees of the Company. The Compensation Committee relies upon data made available for the purpose of providing information on organizations of similar or larger scale engaged in similar activities. The purpose of the Compensation Committee’s activity is to assure that our resources are used appropriately to recruit and maintain competent and talented executives and employees able to operate and grow the Company successfully.
Nominating Committee. The Nominating Committee was established in September 2013 and it is responsible for evaluating and recommending to the Board qualified nominees for election as directors and qualified directors for committee membership, establishing evaluation procedures and conducting an annual evaluation of the performance of the Board, developing corporate governance principles, recommending those principles to the Board and considering other matters pertaining to the size and composition of the Board.

Director Attendance at Board, Committee and Annual Shareholder Meetings
During 2015, the Board held nine meetings in person or telephonically and took action by written consent seventeen times, and the Audit Committee, Compensation Committee and Nominating Committee held five, zero and one meeting(s) in person or telephonically, respectively. Each director attended at least 75%, collectively, of the meetings of the Board and its committees on which he served during 2015. In addition, each director attended the 2015 Annual Meeting except for Messrs. Fox, Knaup and Morrison. Directors are expected to make reasonable efforts to attend the Company’s annual meeting of shareholders.

DIRECTOR COMPENSATION
Director Compensation and Reimbursement Arrangements
On December 17, 2014, the Compensation Committee and the Board approved the director compensation plan for the year ended December 31, 2015. Pursuant to this plan, 2015 director fees for non-employee directors were $75,000, payable in restricted stock awards or options to purchase common stock granted pursuant to the 2011 Plan. In accordance with this plan, on December 17, 2014: (i) Messrs. Brogdon, Radcliffe and Tenwick were granted restricted stock awards of 19,231 shares of common stock with a grant price of $3.90 per share, which vest as to one-third of the shares on each of the three subsequent anniversaries of the grant date; (ii) Messrs. Hackett and Sturtz were granted restricted stock awards of 6,411 shares of common stock with a grant price of $3.90 per share, which vest in full on December 17, 2015; and (iii) Messrs. Fox and Morrison were granted options to purchase 51,865 shares of common stock with an exercise price of $3.90 per share, which vest as to one-third of the shares on each of the three subsequent anniversaries of the grant date.
On October 21, 2015, the Board granted a restricted stock award of 22,866 shares of common stock with a grant price of $3.28 per share to Mr. Knaup in respect of 2015 and 2016 director compensation. The award vests ratably on the first, second and third anniversaries of the grant date.
In January 2016, the Compensation Committee and the Board approved the director compensation program for the year ending December 31, 2016. Pursuant to this plan, 2016 director fees for non-employee directors were $75,000 payable in restricted stock awards granted pursuant to the 2011 Plan. In accordance with this plan, on January 27, 2016, the Company granted to each of Messrs. Fox, Morrison and Tenwick a restricted stock award for 36,232 shares of common stock, which vests as to one-third of the shares on January 1, 2017, January 1, 2018 and January 1, 2019.
In addition, each director also received, or will receive, an additional $1,000 per in-person Board meeting attended during the year ended December 31, 2015 and the year ending December 31, 2016. Non-employee directors are also reimbursed for travel and other out-of-pocket expenses for travel in connection with their duties as directors.
Director Compensation Table
The following table sets forth information regarding compensation paid to our non-employee directors for the year ended December 31, 2015. Directors who are employed by us do not receive any compensation for their activities related to serving on the Board.

Name	Fees earned or paid in cash	Stock awards(1)	Option awards(2)	Non‑equity incentive plan compensation	Change in pension value and non- qualified deferred compensation earnings	All other compensation	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Christopher F. Brogdon*	$3,000	$75,001 (3)	—	—	—	—	$78,001
Michael J. Fox	3,000	—	$75,001(4)	—	—	—	78,001
Peter J. Hackett**	1,000	25,003 (5)	—	—	—	—	26,003
Thomas Knaup***	—	75,000 (6)	—	—	—	$115,000(7)	190,000
Brent Morrison	3,000	—	75,001(4)	—	—	—	78,001
Philip S. Radcliffe****	3,000	75,001 (3)	—	—	—	—	78,001
Laurence E. Sturtz*****	—	25,003 (5)	—	—	—	—	25,003
David A. Tenwick	3,000	75,001 (3)	—	—	—	—	78,001
(*)     Mr. Brogdon resigned as a director of the Company effective November 20, 2015.

(**)     Mr. Hackett resigned as a director of the Company effective April 1, 2015.
(***)     Mr. Knaup was appointed as a director of the Company effective October 13, 2015.
(****)     Mr. Radcliffe retired as a director of the Company effective December 10, 2015.
(*****) Mr. Sturtz resigned as a director of the Company effective January 3, 2015.

(1)	The amounts set forth in Column (c) reflect the full aggregate grant date market value of the awards granted December 17, 2014 for 2015 director compensation.

(2)
The amounts set forth in Column (d) reflect the full aggregate grant date market value of the awards granted December 17, 2014 for 2015 director compensation (see Note 13 - Stock Based Compensation to our audited consolidated financial statements included in the 2015 Annual Report for a description of the assumptions used to determine fair value).

(3)
Represents a restricted stock grant of 19,231 shares of common stock with a grant price of $3.90 per share and vesting as to one-third of the shares each year for three years on the anniversary of the grant date of December 17, 2014. In connection with Mr. Brogdon’s resignation from the Board effective November 20, 2015, such shares shall be forfeited.

(4)
Represents a ten-year option granted to purchase 51,865 shares of common stock with an exercise price of $3.90 per share and vesting as to one-third of the shares each year for three years on the anniversary of the grant date of December 17, 2014.

(5)	Represents a restricted stock grant of 6,411 shares of common stock with a grant price of $3.90 per share and vested on June 17, 2015.

(6)
Represents a restricted stock award of 22,866 shares of common stock with a grant price of $3.28 per share, which vests with respect to one-third of such shares on each of the first, second and third anniversaries of the grant date of October 21, 2015.

(7)	Represents consulting fees paid to Mr. Knaup for services provided from December 2014 through October 2015.

The number of outstanding exercisable and unexercisable options and warrants, and the number of unvested shares of restricted stock held by each of our non-employee directors as of December 31, 2015 are shown below:

	As of December 31, 2015
	Number of Shares Subject to Outstanding Options or Warrants		Number of Shares of Unvested Restricted Stock
Director	Exercisable	Unexercisable
Christopher F. Brogdon	347,288	—	19,231	(a)
Michael J. Fox	367,373	34,577	—
Peter J. Hackett	—	—	—
Thomas Knaup	—	—	22,866
Brent Morrison	17,288	34,577	—
Philip S. Radcliffe	10,304	—	—	(b)
Laurence E. Sturtz	40,600	—	—
David A. Tenwick	137,250	—	12,821

(a)	In connection with Mr. Brogdon’s resignation from the Board effective November 20, 2015, such shares shall be forfeited.

(b)	The restricted shares granted to Mr. Radcliffe on December 17, 2014 fully vested upon his retirement as director per the terms of his restricted stock award.

Brogdon Consulting Agreement
In December 2012, the Company entered into a consulting agreement, as amended, with Mr. Brogdon pursuant to which Mr. Brogdon was compensated by the Company for providing consulting services related to the acquisition and financing of skilled nursing facilities. On November 20, 2015, Mr. Brogdon resigned from the Board with immediate effect and the respective consulting agreement was concurrently terminated. See “Certain Relationships and Related Party Transactions - Related Party Transactions - Brogdon Consulting Agreement.”

EXECUTIVE COMPENSATION
Executive Officers
The following table sets forth certain information with respect to our current executive officers as of October 17, 2016. Our executive officers serve at the discretion of the Board, subject to applicable employment agreements. See “Executive Compensation – Employment Agreements With Current Officers.”

Name	Age	Position
William McBride, III	56	Chairman of the Board and Chief Executive Officer
Allan J. Rimland	53	Director, President, Chief Financial Officer and Corporate Secretary
E. Clinton Cain	35	Senior Vice President, Chief Accounting Officer and Controller

For biographical information for Messrs. McBride and Rimland, see “Board of Directors – Directors and Director Nominees.”
E. Clinton Cain. Mr. Cain has served as the Company’s Senior Vice President, Chief Accounting Officer and Controller since February 4, 2016. Mr. Cain has previously served as Vice President of Finance at the Company beginning September 2014, before which time he worked as a Senior Financial Analyst at the Company beginning in June 2011. Prior to joining the Company, Mr. Cain worked as an audit associate at Habif, Arogeti & Wynne, LLP, in Atlanta, Georgia, and Huber, Erickson, and Bowman, LLC, in Salt Lake City, Utah, both certified public accounting firms. Mr. Cain is a Certified Public Accountant and has a Master of Accounting from the University of Utah and a B.S. in Accounting from Brigham Young University.

Executive Compensation Tables
Summary Compensation Table. The following table sets forth the compensation paid to, earned by or accrued for our principal executive officer and our other most highly compensated executive officers whose total compensation exceeded $100,000 for the year ended December 31, 2015 (collectively, our “named executive officers”):

Name and Principal Position (A)	Year (B)	Salary ($) (C)	Bonus ($) (D)	Stock Awards ($)(1) (E)	Option Awards ($)(1) (F)	Non-Equity Incentive Plan Compensation ($) (G)	Nonqualified Deferred Compensation Earnings ($) (H)	All Other Compensation ($) (I)	Total ($) (J)
William McBride, III, Chairman, and Chief Executive Officer (principal executive officer)	2015	300,000	50,000	225,497 (2)	—	—	—	553,342(3)	1,128,839
	2014	75,000	—	673,500 (4)	503,774(5)	—	—	—	1,252,274
Allan J. Rimland, Director, President,Chief Financial Officer and Corporate Secretary (principal financial and accounting officer)	2015	187,500	—	525,000 (6)	234,273 (7)	—	—	99,603(8)	1,046,376

Sheryl A. Wolf, Former Senior Vice President, Controller and Chief Accounting Officer	2015	86,680	72,427	—	—	—	—	8,855(9)	167,962
	2014	209,060	27,522	—	—	—	—	—	236,582

(1)
The amounts set forth in Columns (E) and (F) above reflect the full aggregate grant date fair value of the awards (see Note 13 - Stock Based Compensation to our audited consolidated financial statements included in the 2015 Annual Report for a description of the assumptions used to determine fair value).

(2)
Represents: (i) a restricted stock award of 50,000 shares of common stock with a grant price of $4.49 per share, which vests with respect to one-third of such shares on October 10, 2015, October 10, 2016 and October 10, 2017; and (ii) a restricted stock award of 6,157 shares of common stock with a grant price of $4.06 per share, which vested immediately on the grant date of May 12, 2015.

(3)
Represents: (i) certain business-related and commuting expenses reimbursed by the Company of approximately $96,526; and (ii) amounts paid to Mr. McBride in respect of the taxes owed by Mr. McBride related to a restricted stock award of 50,000 shares of common stock granted January 1, 2015 and the vesting of 50,000 shares of restricted stock granted on October 10, 2014. Pursuant to Mr. McBride’s employment agreement, the Company agreed to pay all taxes owed in connection with the grants.

(4)
Represents a restricted stock award of 150,000 shares of common stock with a grant price of $4.49 per share, which vests with respect to one-third of such shares on each of the first, second and third anniversaries of the grant date of October 10, 2014.

(5)
Represents a ten-year warrant to purchase 300,000 shares of common stock with an exercise price of $4.49 per share, which vests with respect to one-third of such shares on each of the first, second and third anniversaries of the grant date of October 10, 2014.

(6)
Represents a restricted stock award of 125,000 shares of common stock with a grant price of $4.20 per share, which vests with respect to one-third of such shares on each of the first, second and third anniversaries of the grant date of April 1, 2015.

(7)
Represents a ten-year warrant to purchase 275,000 shares of common stock with an exercise price of $4.25 per share, which vests with respect to one-third of such shares on each of the first, second and third anniversaries of the grant date of April 1, 2015.

(8)
Represents: (i) a payment of approximately $20,000 for consulting services provided by Mr. Rimland prior to his employment with the Company; (ii) insurance costs of $15,283 reimbursed by the Company pursuant to Mr. Rimland’s employment agreement; and (iii) certain business-related and commuting expenses reimbursed by the Company of approximately $64,320.

(9)	Represents earned but unused vacation paid out upon resignation.

Outstanding Equity Awards at Fiscal Year-End Table. The Outstanding Equity Awards at Fiscal Year-End table below sets forth information regarding the outstanding equity awards held by our named executive officers as of December 31, 2015:

	OPTIONS/WARRANTS AWARDS						STOCK AWARDS
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)— Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Earned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested	Market Value of Stock that is Not Vested	Equity Incentive Plan Award: Total Number of Unearned Shares, Units or Other Rights that have Not Vested		Equity Incentive Plan Award: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested
William McBride, III, Chairman, Chief Executive Officer	100,000	200,000	(1)	—	$4.49	10/10/2024	—	—	100,000	(2)	$249,000
									33,334	(3)	$83,002
Allan J. Rimland, Director, President, Chief Financial Officer and Corporate Secretary	—	275,000	(4)	—	$4.25	4/1/2025	—	—	125,000	(5)	$311,250

(1)	Warrant vests on the following schedule: 100,000 shares on October 10, 2016 and 100,000 shares on October 10, 2017.

(2)	Restricted shares vest on the following schedule: 50,000 shares on October 10, 2016 and 50,000 shares on October 10, 2017.

(3)	Restricted shares vest on the following schedule: 16,667 shares on October 10, 2016 and 16,667 shares on October 10, 2017.

(4)	Warrant vests on the following schedule: 91,666 shares on April 1, 2016, 91,667 shares on April 1, 2017, and 91,667 shares on April 1, 2018.

(5)	Restricted shares vest on the following schedule: 41,666 shares on April 1, 2016, 41,667 shares on April 1, 2017, and 41,667 shares on April 1, 2018.
Employment Agreements With Current Officers
William McBride, III. We have entered into an employment agreement with William McBride, III, effective October 10, 2014, which was amended on March 25, 2015. Pursuant to the employment agreement, as amended, the Company will employ Mr. McBride as its Chief Executive Officer on the following terms: (i) the Company will pay to Mr. McBride an annual base salary of $300,000, subject to increase by the Compensation Committee; (ii) Mr. McBride will be eligible to earn an annual bonus based on achievement of performance goals established by the Compensation Committee of up to 100% of his base salary; and (iii) the Company will provide Mr. McBride with such other benefits as other senior executives of the Company receive. Pursuant to the employment agreement, the Company will employ Mr. McBride for an initial term of three years, subject to automatic consecutive renewal terms of one year unless notice of non-renewal is provided pursuant to the employment agreement.
In connection with Mr. McBride’s employment, the Company granted to Mr. McBride: (i) on October 10, 2014, 150,000 shares of restricted common stock, which vest as to one-third of the shares on each of the three subsequent anniversaries of the grant date; (ii) on January 1, 2015, 50,000 shares of restricted common stock, which vest as to one-third of the shares on October 10, 2015, October 10, 2016 and October 10, 2017; and (iii) on October 10, 2014, a ten-year warrant to purchase 300,000 shares of common stock, with an exercise price of $4.49, which vests as to one-third of the shares on each of the three subsequent anniversaries of the grant date. The awards of restricted common stock were granted under the 2011 Plan. Under the employment agreement, the Company also will pay to Mr. McBride an additional bonus during each applicable year to reimburse him for any state and federal income tax liability he incurs as a result of the vesting of his restricted stock awards (whether by the passage of time or upon acceleration of vesting), which bonus amount shall be “grossed up” to compensate Mr. McBride for the additional tax liability of such bonus.
If Mr. McBride is terminated for cause, then he shall receive any accrued but unpaid salary through his termination date. If Mr. McBride terminates his employment without good reason, then he shall receive any accrued but unpaid salary through his termination date and any earned but unpaid bonus amounts with respect to the preceding completed fiscal year.
In the event that: (i) Mr. McBride is terminated without cause; (ii) Mr. McBride terminates his employment for good reason; (iii) Mr. McBride is terminated in a change of control termination; or (iv) the Company declines to renew the employment agreement after its initial term or any subsequent term, then: (a) except in the case of a nonrenewal by the Company, Mr. McBride will receive a lump sum amount equal to $700,000 if the termination date occurs prior to October 10, 2017 and two times his then-current base salary if the termination date occurs thereafter; (b) in the case of nonrenewal by the Company, Mr. McBride will receive a lump sum amount equal to two times his then-current base salary; (c) the awards of restricted stock and the warrant granted to Mr. McBride shall automatically accelerate so as to be fully vested as of his termination date; and (d) Mr. McBride will be reimbursed for monthly premiums paid by him under the Consolidated Omnibus Budget Reconciliation Act of 1985 for up to 18 months.
In the event Mr. McBride is terminated due to his death or disability, Mr. McBride (or his estate or beneficiaries, as the case may be) shall receive a lump sum severance payment equal to all accrued and unpaid salary through the date of termination plus a pro-rata bonus payment amount calculated as the product of any bonus Mr. McBride would have earned for the fiscal year times a fraction representing the portion of the year he was employed prior to such termination.
For purposes of the employment agreement: (i) a termination shall be deemed for “cause,” only if it is based upon conviction of (or pleading guilty or nolo contendere to) a felony, material disloyalty to the Company, or Mr. McBride having engaged in unethical or illegal behavior which is of a public nature and results in material damage to the Company; (ii) “good reason” means a material diminution in Mr. McBride’s authority or responsibilities, a material change in the geographic location at which Mr. McBride must regularly perform the services to be performed by him, any other action or inaction that constitutes a material breach by the Company of the employment agreement, or, subject to certain notice and cure provisions, the failure by the Company to continue in effect any material benefit plan in which Mr. McBride participates and such failure occurs during the period commencing three months prior to a change of control (as defined in the agreement) and ending one year after a change of control; and (iii) a “change of control termination” means that, during the three months prior, or within one year after, a change of control, Mr. McBride is terminated without cause or he terminates his employment for good reason.
Allan J. Rimland. On March 25, 2015, the Board appointed Allan J. Rimland to serve as the Company’s President and Chief Financial Officer, effective April 1, 2015, Corporate Secretary, effective May 1, 2015, and Director, effective October 14, 2015. The Company and Mr. Rimland executed an employment agreement, effective as of April 1, 2015, pursuant to which the Company will employ Mr. Rimland as its President and Chief Financial Officer on the following terms: (i) the Company will pay to Mr. Rimland an annual base salary of $250,000, subject to increase by the Compensation Committee; (ii) Mr. Rimland will be eligible to earn an annual bonus based on achievement of performance goals established by the Compensation Committee of up to 100% of his base salary; and (iii) the Company will provide Mr. Rimland with such other benefits as other senior executives of the Company receive. Pursuant to the employment agreement, the Company will employ Mr. Rimland for an initial term of three years, subject to automatic consecutive renewal terms of one year unless notice of non-renewal is provided pursuant to the employment agreement.
In connection with Mr. Rimland’s employment, the Company granted to Mr. Rimland on April 1, 2015: (i) pursuant to the 2011 Plan, 125,000 shares of restricted common stock, which vest as to one-third of the shares on each of the three subsequent anniversaries of the grant date; and (ii) a ten-year warrant to purchase 275,000 shares of common stock with an exercise price per share equal to $4.25. The warrant vests as to one-third of the shares on each of the three subsequent anniversaries of the grant. Under the employment agreement, the Company also will pay to Mr. Rimland an additional bonus during each applicable year to reimburse him for any state and federal income tax liability he incurs as a result of the vesting of the restricted stock award (whether by the passage of time or upon acceleration of vesting), which bonus amount shall be “grossed up” to compensate Mr. Rimland for the additional tax liability of such bonus.
If Mr. Rimland is terminated for cause, then he shall receive any accrued but unpaid salary through his termination date. If Mr. Rimland terminates his employment without good reason, then he shall receive any accrued but unpaid salary through his termination date and any earned but unpaid bonus amounts with respect to the preceding completed fiscal year.
In the event that: (i) Mr. Rimland is terminated without cause; (ii) Mr. Rimland terminates his employment for good reason; (iii) Mr. Rimland is terminated in a change of control termination; or (iv) the Company declines to renew the employment agreement after its initial term or any subsequent term, then: (a) Mr. Rimland will receive a lump sum amount equal to two times his then−current base salary; (b) the restricted stock award and the warrant shall automatically accelerate so as to be fully vested as of his termination date; and (c) Mr. Rimland will be reimbursed for monthly premiums paid by him under the Consolidated Omnibus Budget Reconciliation Act of 1985 for up to 18 months. In the event Mr. Rimland is terminated due to his death or disability, Mr. Rimland (or his estate or beneficiaries, as the case may be) shall receive a lump sum severance payment equal to all accrued and unpaid salary through the date of termination plus a pro-rata bonus payment amount calculated as the product of any bonus Mr. Rimland would have earned for the fiscal year times a fraction representing the portion of the year he was employed prior to such termination.
E. Clinton Cain. On February 4, 2016, the Board approved E. Clinton Cain as the Company’s Senior Vice President, Chief Accounting Officer and Controller. On February 8, 2016, the Company and Mr. Cain agreed that, in the event that Mr. Cain’s employment is terminated without cause, Mr. Cain will be entitled to twelve (12) months of severance pay comprised of salary continuation. For this purpose, “cause” is defined as as due to negligence or misconduct in the performance of Mr. Cain’s material duties that directly results in an economic loss to AdCare.
Arrangement With Former Officer
Sheryl A. Wolf. Sheryl A. Wolf, the Company’s former Senior Vice President, Controller and Chief Accounting Officer, resigned from the Company effective May 1, 2015. Ms. Wolf received: (i) a $25,000 bonus for the timely filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014; (ii) a $25,000 bonus for the timely filing of the Company’s Annual Report for the year ended December 31, 2014; (iii) a bonus of $27,522 for the Company’s performance through September 30, 2014; and (iv) a retention bonus of $21,093 for remaining employed by the Company through March 31, 2015. The Company did not enter into an employment agreement or separation agreement with Ms. Wolf.
Retirement Programs
Our retirement programs are designed to facilitate the retirement of employees, including our named executive officers, who have performed for us over the long term. We currently maintain a 401(k) plan with a match of 50% of the first 2% of an employee’s contribution as well as non-qualified employee stock purchase program. The terms of these plans are essentially the same for all employees. Our named executive officers participate in the plans on the same basis as all other employees. We do not provide our named executive officers any special retirement benefits.

AUDIT COMMITTEE MATTERS
Audit Committee Report
The Audit Committee reports as follows with respect to the audit of the Company’s consolidated financial statements for the year ended December 31, 2015:
The Audit Committee’s responsibility is to monitor and oversee the Company’s financial reporting, internal controls and audit functions, and it operates under a written charter adopted by the Board. The Audit Committee has reviewed and discussed the consolidated financial statements for the year ended December 31, 2015, with management and KPMG, the Company’s independent registered public accounting firm for the year ended December 31, 2015. Management is responsible for the presentation and integrity of the Company’s consolidated financial statements; selecting accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act); establishing and maintaining internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting for the year ended December 31, 2015; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.
KPMG was responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The Audit Committee reviewed KPMG’s Report of Independent Registered Public Accounting Firm included in the 2015 Annual Report related to KPMG’s audit of the consolidated financial statements of the Company for the year ended December 31, 2015.
The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication With Those Charged With Governance. In addition, KPMG has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with KPMG the firm’s independence.
Based on the foregoing discussions with and reports of management and the independent registered accounting firm of the Company and the Audit Committee’s review of the representations of management, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2015, be included in the 2015 Annual Report for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors,
Brent Morrison, Chair Michael J. Fox Thomas Knaup

Fees and Services of Our Independent Registered Public Accounting Firm
Pursuant to appointment by the Audit Committee, KPMG has audited the financial statements of the Company and its subsidiaries for the years ended December 31, 2015 and 2014.
The following table sets forth the aggregate fees that KPMG billed to the Company for the years ended December 31, 2015 and 2014, respectively. All of the fees were approved by the Audit Committee in accordance with its policies and procedures.

	December 31,
(000’s)	2015	2014
Audit fees (total)(1)	$545	$519
Audit‑related fees (total)(2)	139	43
Tax fees	—	—
All other fees	—	—
Total fees	$684	$562

(1)
Audit fees include fees associated with professional services rendered by KPMG for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports on Form 10-Q.

(2)	Audit-related fees include fees for the audit of our HUD-financed properties and additional services related to acquisitions, registration statements and other regulatory filings.

Pre-Approval Policy
The Audit Committee is required to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to completion of the audit.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions
Riverchase. On April 9, 2010, Riverchase Village ADK, LLC (“Riverchase”), then a wholly owned subsidiary of the Company, entered into a Purchase Agreement (the “Purchase Agreement”) with an Oklahoma limited liability company controlled by a bank to acquire the assets of Riverchase Village, a 105-bed assisted living facility located in Hoover, Alabama, for a purchase price of approximately $5.0 million. On June 22, 2010, the Company assigned to Christopher F. Brogdon (a then director of the Company, beneficial owner of more than 5% of the common stock and the Company’s former Chief Acquisition Officer) 100% of the membership interests in Riverchase (the “Assignment”). On June 25, 2010, Riverchase, then owned by Mr. Brogdon, purchased the Riverchase Village facility pursuant to the terms of the Purchase Agreement.
In connection with the acquisition of the Riverchase Village facility, Riverchase borrowed from the Medical Clinic Board of the City of Hoover, Alabama the proceeds from the issuance of bonds (the “Riverchase Bonds”) comprised of $5.8 million in First Mortgage Healthcare Facility Revenue Bonds (Series 2010 A) and $0.5 million in First Mortgage Revenue Bonds (Series 2010 B). Riverchase used such proceeds to acquire the Riverchase Village facility, pay the cost of certain repairs and improvements to such facility, fund certain services and pay the cost of the issuance of the Riverchase Bonds. As part of the financing, AdCare guaranteed Riverchase’s obligations under the Riverchase Bonds. See Part II, Item 8, “Notes to Consolidated Financial Statements - Note 9 - Notes Payable and Other Debt - Senior Debt - Bonds, Net of Discount - Riverchase” of the 2015 Annual Report.

As consideration for the Assignment and AdCare’s guarantee of Riverchase’s obligations under the Riverchase Bonds, Mr. Brogdon granted to a wholly owned subsidiary of the Company an exclusive and irrevocable option pursuant to an Option Agreement (the “Option Agreement”) to acquire Riverchase (the “Riverchase Option”) originally through June 22, 2012 (which option was subsequently extended through June 22, 2015) for an exercise price of $100,000 and otherwise under the same terms and conditions set forth in the Purchase Agreement. In addition, another wholly owned subsidiary of the Company entered into a five-year year Management Agreement (the “Management Agreement”) with Riverchase pursuant to which such subsidiary supervised the management of the Riverchase Village facility for a monthly fee equal to 5% of the monthly gross revenues of the Riverchase Village facility. On June 22, 2013, the Company subsidiary and Riverchase agreed to mutually terminate the Management Agreement. See “- Letter Agreement with Brogdon.”
Sale of Riverchase Facility. On June 11, 2015, Riverchase entered into an asset purchase agreement with Omega Communities, LLC (“Omega”) to sell the Riverchase Village facility. The purchase price for the Riverchase Village facility was originally $6.8 million and was originally scheduled to close on or before July 31, 2015. Subsequently, the asset purchase agreement was amended to extend the closing date to no later than November 30, 2015 and to increase the purchase price to $6.9 million.
On November 20, 2015, Riverchase completed the sale of the Riverchase Village facility for a purchase price of $6.9 million. In connection with such sale, the Riverchase Bonds were repaid in full, and the Company was released from its guaranty of Riverchase’s obligations thereunder. In connection with the sale of the Riverchase Village facility, the Company received $0.2 million, all of which was applied to reduce the obligations under the promissory note issued by Riverchase to the Company (See “- Letter Agreement with Brogdon”). As of September 30, 2016, principal due and payable under the promissory note issued by Riverchase was $95,000.
See “- Letter Agreement with Brogdon” below for a further description of the agreements with respect to the Riverchase Village facility and related matters.
Promissory Note Issued By Brogdon. On December 31, 2013, the Company notified certain entities controlled by Mr. Brogdon of the Company’s intent to terminate the management agreements between subsidiaries of the Company and such Brogdon entities under which the Company subsidiaries managed five skilled nursing facilities located in Oklahoma owned by the Brogdon entities and the Harrah Nursing Center, McLoud Nursing Center and Meeker Nursing Center, also owned by the Brogdon entities. Pursuant to the Letter Agreement discussed under “- Letter Agreement with Brogdon”: (i) the parties agreed to terminate the management agreements effective March 1, 2014 and (ii) Mr. Brogdon executed a promissory note in favor of the Company in principal amount of $523,663 which represented amounts owed as of March 1, 2014 (a) by the Brogdon entities pursuant to the management agreements and (b) by GL Nursing, LLC (an entity controlled by Mr. Brogdon) to the Company in connection with the Company’s assignment to GL Nursing, LLC in May 2012 of the Company’s rights to acquire a 141-bed skilled nursing facility located in Lonoke, Arkansas, known as Golden Years Manor. The promissory note was originally payable in five equal monthly installments commencing on September 1, 2014 and ending on December 31, 2014, and did not bear interest. See “ - Harrah, McLoud and Meeker” and “- Oklahoma Facilities” for a further description.
Letter Agreement with Brogdon. On March 3, 2014, the Company and certain of its subsidiaries entered into a letter agreement, dated as of February 28, 2014 (the “Letter Agreement”), with Mr. Brogdon and entities controlled by him which reduced the purchase price for the exercise of the Riverchase Option to $1.00. Furthermore, the Letter Agreement provided that, upon the closing of the sale of the Riverchase Village facility to an arms-length third party purchaser, regardless of whether the Company has exercised the Riverchase Option, the net sales proceeds from such sale shall be distributed as follows: (a) one-half of the net sales proceeds will be paid to the Company; (b) the remaining net sales proceeds will be paid to the Company to satisfy the outstanding principal balance and interest (if any) then due under the promissory note issued by Mr. Brogdon in favor of the Company with an original principal amount of $523,663, with such payment to be applied in the order of scheduled amortization under the note; and (c) the balance of net sales proceeds will be paid to the Company.
On May 15, 2014, the Company and certain of its subsidiaries entered into an Amendment to the Letter Agreement (the “Letter Agreement First Amendment”), pursuant to which the Company paid $92,323 (the “Tax

Payment”) to the appropriate governmental authorities of Jefferson County, Alabama, such amount representing outstanding real property taxes due on the Riverchase Village facility. The Company determined that it was in its best interest to make the Tax Payment in order to preserve the Company’s interest in the sale of the Riverchase Village facility. In connection with the Tax Payment, the parties also agreed to amend and restate the promissory note issued by Mr. Brogdon in favor of the Company to reflect a new principal amount of $615,986, which amount represents the original principal amount of the note plus the Tax Payment. Furthermore, the Letter Agreement First Amendment amended the Letter Agreement to provide that, if the closing of the sale of the Riverchase Village facility did not occur on or before December 31, 2014, then a payment of principal under the amended and restated promissory note equal to the Tax Payment would be due and payable to the Company on or before January 31, 2015.
On October 10, 2014, the Company and certain of its subsidiaries entered into a second amendment to the Letter Agreement, as amended (the “Letter Agreement Second Amendment”), with Mr. Brogdon and entities controlled by Mr. Brogdon, pursuant to which the Company reduced the principal amount of the promissory note issued by Mr. Brogdon by the amount equal to $92,323 (which represents the amount of the Tax Payment) plus $255,000 (which represents an offset of amounts owed by the Company to Mr. Brogdon under his Consulting Agreement with the Company). See “- Brogdon Consulting Agreement.”
The Letter Agreement Second Amendment also amended the Letter Agreement, as amended, to provide that upon the closing of the sale of the Riverchase Village facility to a third party purchaser, the net sales proceeds from such sale shall be distributed so that any net sales proceeds shall first be paid to the Company to satisfy the $177,323 outstanding under the note issued by Riverchase to the Company, which note is discussed below.
Prior to the sale of the Riverchase Village facility in November 2015, AdCare guaranteed Riverchase’s obligations with respect to the Riverchase Bonds, and in order to preserve the Company’s interest in the sale of the Riverchase Village facility, the Company made a payment in the amount of $85,000 (the “Principal Obligation”) on behalf of Riverchase with respect to its obligations under the bonds. On October 10, 2014, Riverchase issued a promissory note in favor of the Company in the principal amount of $177,323, which represented the amount of Tax Payment plus the Principal Obligation. The note does not bear interest and is due upon the closing of the sale of the Riverchase Village facility.
On March 25, 2015, the Company and certain of its subsidiaries entered into a third amendment to the Letter Agreement, as amended (the “Letter Agreement Third Amendment”), with Mr. Brogdon and entities controlled by him, pursuant to which Riverchase and the Company agreed to amend the promissory note issued by Riverchase to the Company to: (i) increase the principal amount due under the promissory note issued by Riverchase to the Company by any additional real property tax payments made by the Company with respect to the Riverchase Village facility and (ii) to state that such promissory note would not bear interest.
The Letter Agreement Third Amendment amended the Letter Agreement to provide a schedule for the payment to the Company of the net sales proceeds resulting from a sale of the Riverchase Village facility to a third-party purchaser. The Letter Agreement Third Amendment required that the net sales proceeds from such sale be distributed to the Company as follows: (i) an amount sufficient to satisfy all amounts due and owing under the promissory note issued by Riverchase to the Company; (ii) one-half of the then remaining net sales proceeds; (iii) an amount sufficient to satisfy the amounts due and owing under the promissory note issued by Mr. Brogdon to the Company; and (d) the then remaining balance of net sales proceeds.
In connection with the Letter Agreement Third Amendment, the Company and Mr. Brogdon agreed to amend the promissory note issued by Mr. Brogdon to the Company. Pursuant to this amendment, the principal balance plus any accrued interest under the promissory note issued by Mr. Brogdon to the Company shall be due and payable on the earlier of: (i) December 31, 2015; or (ii) the closing of the sale of the Riverchase Village facility. See “- Sale of Riverchase Village Facility.” As of September 30, 2016, principal due and payable under the promissory note issued by Mr. Brogdon to the Company was $268,663. The Company is in negotiations with Mr. Brogdon regarding the repayment of the note.

Brogdon Consulting Agreement. In December 2012, the Company entered into a three-year consulting agreement with Mr. Brogdon for consulting services related to the acquisition and financing of skilled nursing facilities. Under the consulting agreement, Mr. Brogdon was originally entitled to receive: (i) $10,000 per month in year one, $15,000 per month in year two, and $20,000 per month in year three; and (ii) a success fee of $20,000 for each completed transaction, subject to certain limitations. If the consulting agreement was terminated by the Company without cause, then the Company would provide severance pay to Mr. Brogdon calculated in accordance with the agreement.
On May 6, 2014, the Company and Mr. Brogdon amended the consulting agreement to: (i) eliminate the monthly payments; (ii) provide for an aggregate consulting fee equal to $400,000; (iii) increase the success fee from $20,000 to $25,000 (a “Success Fee”), subject to certain limitations; and (iv) eliminate the severance pay originally payable to Mr. Brogdon upon termination of the original consulting agreement without cause. Under the amended consulting agreement, Mr. Brogdon also would have received a change of control fee of $500,000, if a change of control occurred on or before May 1, 2015; however, no such fee became payable.
Pursuant to the amended consulting agreement, the Company made a one-time payment of $100,000 in respect of the $400,000 consulting fee on May 6, 2014, and was obligated to pay the remainder of the consulting fee in monthly payments of $15,000, which payments commenced on June 1, 2014. The Company did not pay any Success Fee to Mr. Brogdon during the fiscal year 2015. Pursuant to the amended consulting agreement, the balance of the consulting fee owed to Mr. Brogdon by the Company in the amount of $255,000 was offset in October 2014 against the remaining amount owed by Mr. Brogdon to the Company under the promissory note, thereby reducing the principal amount of the promissory note to $268,663. See “- Promissory Note Issued by Brogdon” above.
On March 21, 2016, Mr. Brogdon and the Company entered into a letter agreement with respect to the amended consulting agreement pursuant to which Mr. Brogdon and the Company agreed that such agreement was terminated effective as of November 20, 2015.
Settlement and Indemnification Agreement. On March 26, 2015, the Company and certain entities controlled by Mr. Brogdon entered into a Settlement and Indemnification Agreement with respect to: (i) certain claims made by the Brogdon entities in connection with management and administrative services provided by the Company to the Brogdon entities under various management agreements; and (ii) certain pending, or threatened, legal proceedings against the Company and certain of its subsidiaries, and Mr. Brogdon and certain entities controlled by him, including the litigation filed in the District Court of Oklahoma County, State of Oklahoma and described in Part I, Item 3, “Legal Proceedings” in the Company’s 2014 Annual Report on Form 10-K (collectively, and including any unasserted claims arising from the management agreements, the “Adcare Indemnified Claims”). Pursuant to the Settlement and Indemnification Agreement, the Company contributed $600,000 towards the settlement of the litigation, and Mr. Brogdon and the Brogdon entities released the Company from any and all claims arising in connection with the management agreements and indemnified the Company with respect to the AdCare Indemnified Claims.
The litigation was settled pursuant to the settlement agreement described under Part I, Item 3, “Legal Proceedings” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. Mr. Brogdon was a party to such agreement.
Personal Guarantor on Loan Agreements. Mr. Brogdon serves as personal guarantor on certain loan agreements entered into by the Company prior to 2015. At October 17, 2016, the total outstanding principal owed under such loan agreements was approximately $15.4 million.
Harrah, McLoud and Meeker. On July 26, 2013, a wholly owned subsidiary of the Company entered into management agreements with entities controlled by Mr. Brogdon, which entities own the skilled-nursing facilities located in Oklahoma known as Harrah Nursing Center, McLoud Nursing Center and Meeker Nursing Center. Pursuant to the management agreements, the Company subsidiary managed the operations of these facilities. The management agreements had initial terms of five years with automatic renewal for one-year terms thereafter. Pursuant to the management agreements, the Brogdon entities which own the facilities agreed to pay the Company subsidiary a fee equal to 5% of the monthly gross revenues of the facilities. Effective March 1, 2014, the Company terminated the management agreements with respect to Harrah Nursing Center, McLoud Nursing Center and Meeker Nursing Center.
Oklahoma Facilities. Effective August 1, 2011, entities controlled by Mr. Brogdon acquired five skilled nursing facilities located in Oklahoma. In connection with the closing of this acquisition, a wholly owned subsidiary of the Company entered into five-year year management agreements with the Brogdon entities pursuant to which the Company subsidiary supervised the management of the facilities for a monthly fee equal to 5% of the monthly gross revenues of the facilities. Effective March 1, 2014, the Company terminated the management agreements with respect to the five skilled nursing facilities.
Park City Capital. On March 31, 2015, the Company accepted a Subscription Agreement from Park City Capital Offshore Master, Ltd. (“Park City Offshore”), an affiliate of Mr. Fox, for a convertible subordinated note with an aggregate principal amount of $1,000,000 and, in connection therewith, issued such note to Park City Capital Offshore on April 30, 2015. The convertible subordinated note was offered to Park City Offshore on the same terms and conditions as all other investors in the offering except the note issued to Park City Offshore is not subject to any adjustment to the conversion price for dilutive equity issuances (other than corporate events). Mr. Fox is a director of Park City Offshore, a director of the Company since October 2013, Lead Independent Director since April 1, 2015 and a beneficial owner of greater than 5% of the outstanding common stock.
For a description of the arrangements between the Company and Mr. Fox regarding his service as a director, see “Board of Directors - Arrangements With Directors Regarding Election/Appointment.”
Allan J. Rimland. During March 2015, prior to Mr. Rimland’s appointment as Chief Financial Officer of the Company, Mr. Rimland provided certain consulting services to the Company as an independent contractor. The Company paid Mr. Rimland $20,000 for such services.
Thomas W. Knaup. From November 2014 through September 2015, Mr. Knaup provided certain insurance-related consulting services to the Company through an entity owned and controlled by him. In connection with such services, the Company issued to the entity in December 2014 a five-year warrant to purchase 224,758 shares of common stock at an exercise price of $4.04 per share. In September 2015, the Company and the entity terminated the consulting arrangement and the warrant, without it being exercised, and the Company paid $115,000 to the entity in connection therewith.
Doucet Asset Management, LLC. On June 10, 2014 and on subsequent dates (including, most recently January 20, 2016), Doucet Capital, LLC, Doucet Asset Management, LLC, Christopher L. Doucet and Suzette A. Doucet jointly filed with the SEC a Schedule 13D reporting beneficial ownership of greater than 5% of the common stock.
On March 31, 2015, the Company accepted Subscription Agreements from Christopher L. Doucet and Suzette A. Doucet for subordinated convertible notes with an aggregate principal amount of $250,000. The notes were offered to them on the same terms and conditions as all other investors in the offering. With respect to the offering of notes, Institutional Securities Corporation served as the placement agent and Doucet Asset Management, LLC, an affiliate of Mr. and Ms. Doucet, served as the selected dealer. In connection with the offering of notes, the Company paid to Institutional Securities Corporation a placement fee of $151,000.
Cantone. On April 12, 2011 and on subsequent dates, Anthony J. Cantone, Cantone Research, Inc. (“CRI”), Cantone Asset Management, LLC (“CAM”), and certain other reporting persons filed with the SEC a Schedule 13G reporting beneficial ownership of greater than 5% of the common stock. On October 5, 2015, Mr. Cantone, CRI and CAM, and certain other reporting persons filed with the SEC a Schedule 13G/A-2, which reported beneficial ownership of less than 5% of the common stock.
As part of a private placement offering in 2012 for which CRI acted as placement agent, the Company issued and sold to Mr. Cantone and CAM subordinated convertible notes due July 31, 2015, with an aggregate principal amount of approximately $6.4 million. On June 30, 2015, the Company entered into prepayment agreements with Mr. Cantone and CAM and, in connection therewith, prepaid the note held by Mr. Cantone in its entirety and partially prepaid the note held by CAM, leaving a principal balance of approximately $4.8 million with respect to such note. All but $1.5 million of such principal balance was repaid on the July 31, 2015 maturity date.
Effective July 31, 2015, the Company and CAM amended the note held by CAM to, among other things: (i) extend the maturity date with respect to $1.5 million of the principal amount of the note to October 31, 2017; (ii) increase the interest rate from 8.0% to 10.0% per annum; and (iii) increase the conversion price from $3.97 to $4.25 per share. Additionally, the amendment modifies the Company’s right to prepay the note so that the Company may prepay at any time, without penalty, upon 60 days prior notice, any portion of the outstanding principal amount and accrued and unpaid interest thereon with respect to the note; provided, however, that: (i) the shares of the common stock issuable upon conversion of the note have been registered for resale under the Securities Act; (ii) at any time after the issue date of the note, the volume-weighted average price of the common stock for ten consecutive trading days has equaled or exceeded 150% of the then-current conversion price; and (iii) such prepayment may not be effected prior to July 31, 2016. The amendment also affords each of CAM and the Company the right to cause the redemption of all or any portion of the principal amount of the note upon a change of control (as defined in the note) at a redemption price equal to 115% of the sum of (i) outstanding principal amount to be redeemed, plus (ii) the amount of accrued and unpaid interest thereon.
Pursuant to the amendment, the Company paid to CRI a fee equal to $37,500. The amendment also amends the consulting agreement, dated July 2, 2012, between the Company and CRI to: (i) reduce the annual consulting fee payable thereunder from approximately $50,000 to $15,000 and further reduce such fee proportionately upon each repayment, redemption or conversion of the principal amount of the note; and (ii) terminate such consulting agreement upon the earlier of October 31, 2017, or the conversion, redemption or prepayment of the entire principal amount of the note. The consulting agreement was originally executed by the parties in 2012 in connection with the Company’s private offering of 8% Subordinated Convertible Notes due July 31, 2015.
Approval of Related Party Transactions
Each of the foregoing transactions was approved by the independent members of the Board without the related party having input with respect to the discussion of such approval. In addition, the Board believes that each of the foregoing transactions was necessary for the Company’s business and is on terms no less favorable to the Company than could be obtained from independent third parties. The Company’s policy requiring that independent directors approve any related party transaction is not evidenced by writing but has been the Company’s consistent practice.

STOCK OWNERSHIP
Ownership of the Common Stock
The following table furnishes information, as of October 17, 2016, as to shares of the common stock beneficially owned by: (i) each person or entity known to us to be the beneficial owner of more than 5% of the common stock; (ii) each of our director nominees, directors and our named executive officers identified in “Executive Compensation - Executive Compensation Table - Summary Compensation Table”; and (iii) our directors and executive officers as a group. As of October 17, 2016, there were 19,938,034 shares of the common stock outstanding.

Name of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned (2)		Percent of Outstanding Common Stock (3)
5% Beneficial Owners (Excluding Directors and Executive Officers):
Doucet Asset Management, LLC (4)	1,611,925	(5)	8.1%
Formidable Asset Management, LLC (6)	1,382,774	(7)	6.9%
Christopher Brogdon (8)	1,371,958	(9)	6.8%
Connie B. Brogdon (10)	1,371,958	(11)	6.8%
Park City Capital, LLC (12)	1,313,712	(13)	6.5%

Directors and Executive Officers:
Michael J. Fox	1,406,187	(14)	6.8%
David A. Tenwick	501,918	(15)	2.5%
William McBride, III	532,329	(16)	2.6%
Allan J. Rimland	325,143	(17)	1.6%
Brent Morrison	70,808	(18)	*
Thomas W. Knaup	22866	(19)	*
E. Clinton Cain	15,442	(20)	*
All Directors and Executive Officers as a Group:	2,874,693		13.6%
Sheryl A. Wolf (former officer)	—		*

* Less than one percent.

(1)	The address for each of our directors and executive officers is c/o AdCare Health Systems, Inc., 454 Satellite Boulevard, Suite 100, Suwanee, Georgia 30024.

(2)	Except as otherwise specified, each individual has sole and direct beneficial voting and dispositive power with respect to shares of the common stock indicated.

(3)	Percentage is calculated based on 19,938,034 shares of common stock outstanding as of October 17, 2016.

(4)	The address for Doucet Asset Management, LLC is 2204 Lakeshore Drive, Suite 304, Birmingham, Alabama 35209.

(5)
The information set forth in this table regarding Doucet Asset Management, LLC is based on a Schedule 13D filed with the SEC by Doucet Asset Management, LLC and other reporting persons on January 20, 2016, and other information known to the Company. Doucet Capital, LLC has shared voting and dispositive power with respect to 1,611,925 of the shares. Doucet Asset Management, LLC has shared voting and dispositive power with respect to 1,611,925 of the shares. Christopher L. Doucet, managing member of Doucet Capital, LLC and CEO and control person of Doucet Asset Management, LLC, has shared voting and dispositive power with respect to 1,611,925 of the shares. Suzette A. Doucet, CFO and control person of Doucet Asset Management, LLC, has shared voting and dispositive power with respect to 1,611,925 of the shares.

(6)	The address for Formidable Asset Management, LLC is 221 East 4th Street, Suite 2850, Cincinnati, Ohio 45202.

(7)
The information set forth in this table regarding Formidable Asset Management, LLC is based on a Schedule 13G/A filed with the SEC by Formidable Asset Management, LLC on February 3, 2016, and other information known to the Company. Formidable Asset Management, LLC reports sole voting power with respect to 5,000 shares and sole dispositive power with respect to 1,382,774 shares.

(8)	The address for Christopher Brogdon is 88 West Paces Ferry Road N.W., Atlanta, Georgia 30305.

(9)
Includes: (i) 240,527 shares of common stock held directly by Christopher Brogdon; (ii) 784,143 shares of common stock held by Connie B. Brogdon (his spouse); (iii) warrants to purchase 115,763 shares of common stock held by Christopher Brogdon at an exercise price of $2.59 per share; (iv) warrants to purchase 115,763 shares of common stock held by Christopher Brogdon at an exercise price of $3.46 per share; and (v) warrants to purchase 115,762 shares of common stock held by Christopher Brogdon at an exercise price of $4.32 per share.

(10)	The address for Connie B. Brogdon is 88 West Paces Ferry Road N.W., Atlanta, Georgia 30305.

(11)
Includes: (i) 240,527 shares of common stock held directly by Christopher Brogdon (her spouse); (ii) 784,143 shares of common stock held by Connie B. Brogdon; (iii) warrants to purchase 115,763 shares of common stock held by Christopher Brogdon at an exercise price of $2.59 per share; (iv) warrants to purchase 115,763 shares of common stock held by Christopher Brogdon at an exercise price of $3.46 per share; and (v) warrants to purchase 115,762 shares of common stock held by Christopher Brogdon at an exercise price of $4.32 per share.

(12)	The address for Park City Capital, LLC is 200 Crescent Court, Suite 1575, Dallas, Texas 75201.

(13)
The information set forth in this table regarding Park City is based on a Schedule 13 D/A filed with the SEC on February 23, 2015 and other information known to the Company. Park City Capital Offshore Master, Ltd. has shared voting and dispositive power with respect to 1,211,462 of the shares. Park City Special Opportunity Fund, LP. has shared voting and dispositive power with respect to 102,250 of the shares. Park City Capital, LLC has shared voting and dispositive power with respect to 1,313,712 of the shares. PCC SOF GP, LLC has shared voting and dispositive power with respect to 102,250 of the shares. Michael J. Fox has shared voting and dispositive power with respect to 1,313,712 of the shares. Park City Capital Offshore Master, Ltd. has a convertible promissory note convertible into 235,294 shares of common stock at a conversion price of $4.25 per share and warrants to purchase 328,418 shares of common stock. The convertible promissory note is subject to certain beneficial ownership limitations.

(14)
Includes: (i) 36,232 shares of common stock held directly by Mr. Fox; (ii) 750,000 shares of common stock held by affiliates of Mr. Fox; (iii) options to purchase 21,667 shares of common stock held directly by Mr. Fox at an exercise price of $4.06 per share; (iv) options to purchase 34,576 shares of common stock held directly by Mr. Fox at an exercise price of $3.90 per share; (v) a warrant to purchase 109,473 shares of common stock held by an affiliate of Mr. Fox at an exercise price of $2.57 per share; (vi) a warrant to purchase 109,473 shares of common stock held by an affiliate of Mr. Fox at an exercise price of $3.43 per share; (vii) a warrant to purchase 109,472 shares of common stock held by an affiliate of Mr. Fox at an exercise price of $1.93 per share; and (viii) a convertible promissory note held by an affiliate of Mr. Fox convertible into 235,294 shares of common stock at a conversion price of $4.25 per share. The convertible promissory note beneficially owned by Mr. Fox is subject to certain beneficial ownership limitations.

(15)	Includes: (i) 474,140 shares of common stock held by Mr. Tenwick; and (ii) options to purchase 27,778 shares of common stock at an exercise price of $4.06 per share.

(16)
Includes: (i) 255,143 shares of common stock held by Mr. McBride; (ii) warrants to purchase 200,000 shares of common stock at an exercise price of $4.49 per share; and (iii) options to purchase 77,186 shares of common stock at an exercise price of $2.07 per share.

(17)
Includes: (i) 169,155 shares of common stock held by Mr. Rimland; (ii) warrants to purchase 91,667 shares of common stock at an exercise price of $4.25 per share; and (iii) options to purchase 64,321 shares of common stock at an exercise price of $2.07 per share.

(18)	Includes: (i) 36,232 shares of common stock held by Mr. Morrison; and (ii) options to purchase 34,576 shares of common stock held by Mr. Morrison at an exercise price of $3.90 per share.

(19)	Includes 22,866 shares of common stock held by Mr. Knaup.

(20)
Includes: (i) 7,792 shares of common stock held by Mr. Cain; (ii) options to purchase 3,150 shares of common stock held by Mr. Cain at an exercise price of $3.93 per share; and (iii) options to purchase 4,500 shares of common stock held by Mr. Cain at an exercise price of $4.30 per share.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of our common stock (the “Reporting Persons”) to file initial reports of ownership and reports of changes in ownership with the SEC. Reporting Persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that the Reporting Persons complied with all Section 16(a) filing requirements since January 1, 2015, except that (i) Michael J. Fox was late in filing one Form 4 with respect to an award of stock options, and (ii) Laurence E. Sturtz, formerly a director of the Company, was late in filing one Form 4 with respect to a sale of common stock.

ADDITIONAL INFORMATION
Other Business for Presentation at the Annual Meeting
The Board and management do not currently intend to bring before the Annual Meeting any matters other than those discussed in this proxy statement, nor are they aware of any business which other persons intend to present at the Annual Meeting. Should any other matter or business requiring a vote of shareholders properly come before the Annual Meeting, the Proxy Holders intend to exercise the discretionary authority conferred by the proxies and vote the shares represented thereby in respect of any such other matter or business in accordance with their discretion.
2015 Annual Report
Consolidated financial statements for AdCare Health Systems, Inc. are included in the 2015 Annual Report, a copy of which may be obtained at the public reference room maintained by the SEC at Room 1580, 100 F Street N.E., Washington, D.C. 20549. A copy of the 2015 Annual Report (excluding exhibits) also will be furnished, without charge, by writing to the Corporate Secretary, 454 Satellite Boulevard, Suite 100, Suwanee, Georgia 30024. The 2015 Annual Report is also available on the Investors page of our website at www.adcarehealth.com as well as at http://www.cstproxy.com/adcarehealth/2016.
Shareholder Proposals for Inclusion in the 2017 Proxy Statement
If any shareholder intends to present a proposal for inclusion in the Company’s proxy materials for the 2017 Annual Meeting, then such proposal must be received by the Company not later than the close of business at 5:00 p.m., local time, on June 23, 2017, for inclusion, pursuant to Rule 14a-8 under the Exchange Act, in the Company’s proxy statement for such meeting. Such proposal also will need to comply with SEC regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. In order to allow the Company to identify the proposal as being subject to Rule 14a-8 under the Exchange Act and to respond in a timely manner, shareholder proposals pursuant to Rule 14a-8 under the Exchange Act are required to be submitted to the Company’s Corporate Secretary at our principal executive offices, located at 454 Satellite Boulevard, Suite 100, Suwanee, Georgia 30024.
Procedures for Business Matters and Director Nominations for Consideration at the 2017 Annual Meeting
Section 2.15 of our Bylaws sets forth the procedures which a shareholder must follow in order to submit a proposal of business for a shareholder vote or to nominate a person for election to the Board at an annual or special meeting of shareholders. Set forth below is a summary of these procedures, including notice deadlines for the 2017 Annual Meeting.
Notice Requirements for Shareholder Proposals (Excluding Director Nominations). Section 2.15(a) of our Bylaws provides that no proposal for a shareholder vote (other than director nominations which are described below) shall be submitted by a shareholder (a “Shareholder Proposal”) to the Company’s shareholders unless the shareholder submitting such proposal (the “Proponent”) shall have filed a written notice which includes, among other things:

(i)
the name and business address of the Proponent (including each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made) and all Persons (as defined in Section 2.15(a) of our Bylaws) acting in concert with the Proponent (or such beneficial owner), and the name and address of all of the foregoing as they appear on the Company’s books (if they so appear);

(ii)
the class and number of shares of the Company that are owned beneficially and of record by the Proponent (including each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made) and the other Persons identified in clause (i);

(iii)	a description of the Shareholder Proposal containing all material information relating thereto, including the information identified in Section 2.15(a)(iv) of our Bylaws;

(iv)
a description of any agreement, arrangement or understanding with respect to the Shareholder Proposal between or among the Proponent and each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing;

(v)
a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such written notice by, or on behalf of, the Proponent and each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the Proponent or such beneficial owner, with respect to the Company’s securities;

(vi)
a representation that the Proponent is a holder of record of the capital stock of the Company entitled to vote at the meeting, will so remain at the time of the meeting, and intends to appear in person or by proxy at the meeting to propose such business;

(vii)
a representation whether the Proponent or any beneficial owner on whose behalf the Shareholder Proposal is being made intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the Shareholder Proposal or (b) otherwise to solicit proxies from shareholders in support of such Shareholder Proposal; and

(viii)
any other information relating to the Proponent and such beneficial owner, if any, required to be disclosed in a proxy statement or other filing in connection with solicitations of proxies for the Shareholder Proposal under Section 14(a) of the Exchange Act.

The notice shall also include such other information as the Board reasonably determines is necessary or appropriate to enable it and the shareholders of the Company to consider the Shareholder Proposal. The information required by clauses (ii), (iv) and (v) above must be updated by the Proponent and each beneficial owner, if any, on whose behalf the Shareholder Proposal is being submitted not later than ten days following the record date for the meeting to disclose such information as of the record date.
The presiding officer at any shareholders’ meeting may determine that any Shareholder Proposal was not made in accordance with procedures prescribed by our Bylaws or otherwise is not in accordance with law, and if it is so determined, such officer will declare so at the meeting and the Shareholder Proposal will be disregarded. No provision of our Bylaws shall affect any rights of a shareholder to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
Notice Requirements for Director Nominations. Section 2.15(b) of our Bylaws provides that only persons who are selected and recommended by the Board or the committee of the Board designated to make nominations, or who are nominated by shareholders in accordance with the procedures set forth in such section, shall be eligible for election, or qualified to serve, as directors. Nominations of individuals for election to the Board at any annual meeting or any special meeting of shareholders at which directors are to be elected may be made by any shareholder of the Company entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in Section 2.15(b) of our Bylaws.
Nominations by shareholders shall be made by written notice (a “Nomination Notice”), which, as to each individual nominated, shall set forth, among other things: (i) the name, date of birth, business address and residence address of such individual; (ii) the educational background and the business experience during the past five years of such nominee, including the information identified in Section 2.15(b) of our Bylaws; (iii) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (iv) any directorships held by such nominee in any public reporting company or any company registered as an investment company under the Investment Company

Act of 1940; (v) whether such nominee has ever been convicted in a criminal proceeding or has ever been subject to a judgment, order, finding or decree in the proceedings described in Section 2.15(b) of our Bylaws; (vi) information regarding whether such nominee is subject to any disqualifications described in Rule 506(d)(1)(i) to (vii) under the Securities Act of 1933, as amended; (vii) any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act; (viii) a written statement from the shareholder making the recommendation stating why such recommended candidate meets the criteria and would be able to fulfill the duties of a director; and (ix) a written representation and agreement that (a) such nominee is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (2) any Voting Commitment that could limit or interfere with such nominee’s ability to comply, if elected as a director of the Company, with such nominee’s fiduciary duties under applicable law, (b) such nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) such nominee, in such nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.
In addition, the Nomination Notice shall set forth, as to the Person submitting the Nomination Notice, each beneficial owner, if any, on whose behalf the nomination is made and any Person acting in concert with such Persons, among other things: (i) the name and business address of such Person; (ii) the name and address of each such Person as they appear on the Company’s books (if they so appear); (iii) the class and number of shares of the Company that are owned beneficially and of record by each such Person; (iv) a description of any agreement, arrangement or understanding with respect to the nomination between or among such Persons, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing; (v) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such written notice by, or on behalf of, each such Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, each such Person, with respect to securities of the Company; (vi) a representation that the Person submitting the Nomination Notice is a holder of record of stock of the Company entitled to vote at such meeting, will so remain at the time of such meeting, and intends to appear in person or by proxy at the meeting to make such nomination; (vii) a representation whether any such Person intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect each nominee or (b) otherwise to solicit proxies from shareholders in support of such nomination; and (viii) any other information relating to such shareholder and such beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to Section 14(a) of the Exchange Act.
The information required by clauses (iii), (iv) and (v) above shall be updated by the Person delivering such Nomination Notice and each beneficial owner, if any, on whose behalf the Nomination Notice is being submitted not later than ten days after the record date for the meeting to disclose such information as of the record date. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility or qualification of such proposed nominee to serve as a director of the Company. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by each nominee, shall be filed with any Nomination Notice.
If the presiding officer at any shareholders’ meeting determines that a nomination was not made in accordance with the procedures prescribed by our Bylaws, the presiding officer will so declare to the meeting and the defective nomination will be disregarded.

Notice Deadlines. Nomination Notices and Shareholder Proposals in connection with an annual meeting shall be delivered to the Company’s Secretary at our principal executive office not less than 90 nor more than 120 calendar days before the first anniversary of the date of the Company’s notice of annual meeting sent to shareholders in connection with the previous year’s annual meeting; provided that if no annual meeting was held in the previous year, or the date of the annual meeting has been established to be more than 30 calendar days earlier than, or 60 calendar days after, the anniversary of the previous year’s annual meeting, notice by a shareholder, to be timely, must be so received not later than: (i) the 90th day prior to the annual meeting: or (ii) if later, the close of business on the 10th day following the day on which public announcement is first made of the date of the annual meeting. Nomination Notices in connection with a special meeting at which directors are to be elected shall be delivered to the Company’s Secretary at our principal executive office not later than the close of business on: (i) the 90th day prior to such special meeting or; (ii) if later, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the fact that directors are to be elected at such meeting.
In order to submit a proposal of business for a shareholder vote or to nominate a person for election to the Board at the 2017 Annual Meeting, Shareholder Proposals and Nomination Notices in connection with such meeting must be delivered to the Company’s Secretary at the our principal executive offices, located at 454 Satellite Boulevard, Suite 100, Suwanee, Georgia 30024 no earlier than June 23, 2017 and not later than July 23, 2017.

APPENDIX A

ADCARE HEALTH SYSTEMS, INC.
2011 STOCK INCENTIVE PLAN

1.Purpose. This plan (the “Plan”) is intended as an incentive and to encourage stock ownership by certain Key Employees, officers and directors of, and consultants and advisers, as the Board may select from time to time (sometimes hereinafter referred to collectively as “Participants” and individually a “Participant”), who render services to AdCare Health Systems, Inc., an Ohio corporation (the “Company”), and any current or future Parent or Subsidiary thereof (the “Company Group”), by the granting of stock options (the “Options”) and restricted stock (the “Restricted Stock”) as provided herein. By encouraging such stock ownership, the Company seeks to attract, retain and motivate employees, officers, directors, consultants and advisers. The Options granted under the Plan may be either incentive stock options (“ISOs”) which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended from time to time hereafter (the “Code”), or options which do not meet such requirements (“Non-Statutory Options”).

2.Effective Date. The Plan will become effective on March 28, 2011 (the “Effective Date”).

3.Administration.
(a)The Plan will be administered by the Board of Directors of the Company (the “Board”) which may, to the full extent permitted by law, delegate all or any of its powers under the Plan to the Company’s Compensation Committee (the “Committee”) which consists of not fewer than three members of the Board. To the extent such powers are delegated, all references to the Board in the Plan shall mean and relate to the Committee, unless otherwise indicated. If any class of equity securities of the Company is registered under section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), all members of the Committee will be “non-employee directors” as defined in Rule 16b-3(b)(2)(i) promulgated under the 1934 Act (or any successor rule of like tenor and effect) and “outside directors” as defined in section 162(m) of the Code and the regulations promulgated thereunder.
(b)Subject to the provisions of the Plan, the Board is authorized to establish, amend and rescind such rules and regulations as it deems appropriate for its conduct and for the proper administration of the Plan, to make all determinations under and interpretations of, and to take such actions in connection with the Plan or the Awards granted thereunder as it deems necessary or advisable. All actions taken by the Board under the Plan are final and binding on all persons. No member of the Board is liable for any action taken or determination made relating to the Plan, except for willful misconduct.
(c)Notwithstanding any contrary provisions of this Section 3, the Company’s full Board of Directors shall have full and sole authority and discretion with respect to the grant of Non-Statutory Options to non-employee directors of the Company. The Board shall also have all of the authority and discretion otherwise granted to the Committee with respect to the administration of any Non-Statutory Options granted to non-employee directors.
(d)Each member of the Board shall be indemnified by the Company against costs, expenses and liabilities (other than amounts paid in settlements to which the Company does not consent, which consent will not be unreasonably withheld) reasonably incurred by such member in connection with any action taken in relation to the Plan to which he or she may be a party by reason of service as a member of the Board, except in relation to matters as to which he or she is adjudged in such action to be personally guilty of gross negligence or willful misconduct in the performance of his or her duties. The foregoing right to indemnification is in addition to such other rights as the Board member may enjoy as a matter of law, by reason of insurance coverage of any kind, or otherwise.

4.Eligibility.
(a)The Board may grant Options, Restricted Stock, and Tax Offset Payments, as defined in paragraph 13 (each, individually, an “Award”), to such Participants who render services to the Company or the Company Group, as the Board may select from time to time. The Board may grant more than one Award to an individual under the Plan, provided that ISOs may only be granted to Key Employees of the Company or the Company Group.
(b)No ISO may be granted to an individual who, at the time an ISO is granted, is considered under section 422(b)(6) of the Code as owning stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary; provided, however, this restriction will not apply if at the time such ISO is granted the option price per share of such ISO is at least 110% of the Fair Market Value of such share, and such ISO by its terms is not exercisable after the expiration of five years from the date it is granted. This paragraph 4(b) has no application to Options granted under the Plan as Non-Statutory Options.
(c)The aggregate Fair Market Value (determined as of the date the ISO is granted) of shares with respect to which ISOs are exercisable for the first time by any Optionee during any calendar year under the Plan, or any other incentive stock option plan of the Company or the Company Group, may not exceed $100,000. If an ISO which exceeds the $100,000 limitation of this paragraph 4(c) is granted, the portion of such Option which is exercisable for Shares in excess of the $100,000 limitation shall be treated as a Non-Statutory Option pursuant to Section 422(d) of the Code. Except as otherwise provided in the preceding sentence, this paragraph 4(c) has no application to Options granted under the Plan as Non-Statutory Options.

5.Stock Subject to Plan. The shares subject to Options and Restricted Stock grants under the Plan are the shares of common stock (“Common Stock”), no par value, of the Company (the “Shares”). The Shares issued under the Plan may be authorized and unissued Shares, Shares purchased on the open market or in a private transaction, or Shares held as treasury stock. The aggregate number of Shares which may be granted or awarded under the Plan may not exceed 1,000,000 Shares, subject to adjustment in accordance with the terms of paragraph 14 of the Plan. The aggregate number of Shares that may be issued pursuant to the exercise of ISOs shall not exceed 1,000,000 Shares, subject to adjustment in accordance with paragraph 14 of the Plan. The maximum number of Shares for which Awards may be granted under the Plan during any fiscal year to any one individual may not exceed 150,000 Shares subject to adjustment in accordance with the terms of paragraph 14 of the Plan. The unpurchased Shares subject to terminated or expired Options, and Restricted Stock for which restrictions have not lapsed, may be offered again under the Plan. The Board, in its sole discretion, may permit the exercise of any Option as to full Shares or fractional Shares. Proceeds from the sale of Shares under Options or Restricted Stock Agreements will be general funds of the Company.

6.Restricted Stock.
(a)Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Board, in its sole discretion, shall determine.
(b)Each Award of Restricted Stock shall be evidenced in writing by a restricted stock agreement (“Restricted Stock Agreement”) that shall specify the Period of Restriction, the number of Shares granted, any price to be paid for the Shares, and such other terms and conditions as the Board, in its sole discretion, shall determine. Unless the Board determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed. Any action under paragraph 14 may be reflected in an amendment to, or restatement of, such Restricted Stock Agreement.
(c)Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction. In no event may the restrictions on Restricted Stock granted to a Section 16 Person lapse prior to six (6) months following the Grant Date.
(d)The Board, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this paragraph 6(d). For example, the Board may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Board in its discretion. The Board, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of the restrictions applicable to such Shares.
(e)Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Board, in its discretion, may accelerate the time at which any restrictions shall lapse and may remove any restrictions; provided, however, that the Period of Restriction on Shares granted to a Section 16 Person may not lapse until at least six (6) months after the Grant Date.
(f)During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Restricted Stock Agreement.
(g)During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Restricted Stock Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. With respect to Restricted Stock granted to a Section 16 Person, any dividend or distribution that constitutes a “derivative security” or an “equity security” under Section 16 of the 1934 Act shall be subject to a Period of Restriction equal to the longer of: (a) the remaining Period of Restriction on the Shares of Restricted Stock with respect to which the dividend or distribution is paid; or (b) six (6) months.
(h)On the date set forth in the Restricted Stock Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.
(i)At the time of the grant of Restricted Stock to a Participant, and prior to the beginning of the performance period to which the performance objectives relate, the Board may establish performance objectives for the award or vesting of Restricted Stock grants based on any one or more of the following: price of Company Common Stock or the stock of any affiliate, shareholder return, return on equity, return on investment, return on capital, sales productivity, economic profit, economic value added, net income, operating income, gross margin, sales, operating cash flow, free cash flow, earnings per share, operating company contribution, division contribution or market shares. These factors shall have a minimum performance standard below which such grants or vesting will not occur. These performance goals may be based on an analysis of historical performance and growth expectations for the business, financial results of other comparable businesses, and programs towards achieving the long-range strategic plan for the business. These performance goals and determination of results shall be based entirely on financial measures. The Board may not use any discretion to modify award results except as permitted under Section 162(m) of the Code.

7.Grant of Options.
(a)At the time of grant, the Board will determine whether the Options granted will be ISOs or Non-Statutory Options. All Options granted will be authorized by the Board and, within a reasonable time after the date of grant, will be evidenced in writing by a stock option agreement (“Stock Option Agreement”) in such form and containing such terms and conditions not inconsistent with the provisions of this Plan, as the Board may determine. Any action under paragraph 14 may be reflected in an amendment to, or restatement of, such Stock Option Agreement.
(b)The Board may grant Options having terms and provisions which vary from those specified in the Plan if such Options are granted in substitution for, or in connection with the assumption of, existing options granted by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company is a party.

8.Option Price. The Board will determine the option price per Share (the “Option Price”) of each Option granted under the Plan, provided that the Option Price of each ISO (and any Non-Statutory Options intended to be performance-based for purposes of Code Section 162(m)) granted under the Plan may not be less than the Fair Market Value of a Share on the date of grant of such Option. The date of grant will be the date the Board acts to grant the Option or such later date as the Board specifies and the Fair Market Value will be determined in accordance with paragraph 28(c) and without regard to any restrictions other than a restriction which, by its terms, will never lapse.

9.Option Period. The Board will determine the period during which each Option may be exercised (the “Option Period”); provided, however, any ISO granted under the Plan will have an Option Period which does not exceed 10 years from the date of grant. If the grant of any Option becomes subject to Code Section 409A, then notwithstanding the foregoing, the Board-designated exercise period will be automatically modified to include only those dates that are compliant with Code Section 409A’s distribution rules.

10.Nontransferability of Options. An Option will not be transferable by the Optionee otherwise than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee or by the Optionee’s guardian or legal representative. Notwithstanding the foregoing, an Optionee may transfer a Non-Statutory Option to members of his or her immediate family (as defined in Rule 16a-1 promulgated under the 1934 Act), to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners if (a) the stock option agreement with respect to such Non-Statutory Option as approved by the Board expressly so provides and (b) the Optionee does not receive any consideration for the transfer. Non-Statutory Options held by such transferees are subject to the same terms and conditions that applied to such Non-Statutory Options immediately prior to transfer.

11.Exercise of Options.
(a)The Board, in its sole discretion, will determine the terms and conditions of exercise and vesting percentages of Options granted hereunder. Notwithstanding the foregoing or the terms and conditions of any Stock Option Agreement to the contrary: (i) if the Optionee’s employment is terminated as specified in paragraph 12(a), the Options will be exercisable to the extent and for the period specified in paragraph 12(a); (ii) if the Optionee’s employment is terminated as a result of disability or death, his or her Options will be exercisable to the extent and for the period specified in paragraph 12(b); (iii) if a merger or similar reorganization or sale of substantially all of the Company’s assets occurs, all outstanding Options will be exercisable to the extent and for the period specified in paragraph 14(b) or paragraph 14(c), whichever paragraph applies; and (iv) in the event of a Change of Control, as defined herein, all outstanding Options will be exercisable for the period specified in paragraph 14(d).
(b)An Option may be exercised only upon delivery of a written notice to the Board, any member of the Board, or any officer of the Company designated by the Board to accept such notices on its behalf, specifying the number of Shares for which it is exercised.
(c)Within five business days following the date of exercise of an Option, the Optionee or other person exercising the Option will make full payment of the Option Price in cash or, with the consent of the Board:
(i)by tendering previously acquired shares (valued at Fair Market Value, as determined by the Board, as of such date of tender);

(ii)with a full recourse promissory note of the Optionee for the portion of the Option Price in excess of the par value of Shares subject to the Option, under terms and conditions determined by the Board;

(iii)without the payment of cash (a “Cashless Exercise”), by reducing the number of Shares that would be obtainable upon the exercise of the Option and payment of the Option Price in cash so as to yield a number of Shares of Common Stock upon the exercise of the Option equal to the product of (a) the number of Shares of Common Stock for which the Option is exercisable as of the date of exercise (if the Option Price were being paid in cash) and (b) the Cashless Exercise Ration. The “Cashless Exercise Ration” shall equal a fraction, the numerator of which is the excess of the current Fair Market Value per Share of Common Stock on the exercise date over the Option Price per Share as of the exercise date and the denominator of which is the Fair Market Value per Share of the Common Stock on the exercise date. Upon surrender of an Option in connection with the holder’s option to elect a Cashless Exercise, the number of shares of Common Stock deliverable upon a Cashless Exercise shall be equal to the number of shares of Common Stock issuable upon the exercise of an Option that the holder specifies are to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ration;

(iv)if the Shares subject to the Option have been registered under the Securities Act of 1933, as amended, and there is a regular public market for the Shares, by delivering to the Company on the date of exercise of the Option written notice of exercise together with: (A) written instructions to forward a copy of such notice of exercise to a broker or dealer, as defined in section 3(a)(4) and 3(a)(5) of the Securities Exchange Act of 1934, as amended (“Broker”), designated in such notice and to deliver to the specified account maintained with the Broker by the person exercising the Option a certificate for the Shares purchased upon the exercise of the Option, and (B) a copy of irrevocable instructions to the Broker to deliver promptly to the Company a sum equal to the purchase price of the Shares purchased upon exercise of the Option and any other sums required to be paid to the Company under paragraph 19 of the Plan; or

(v)any combination of the foregoing.
(d)If Tax Offset Payments sufficient to allow for withholding of taxes are not being made at the time of exercise of an Option, the Optionee or other person exercising such Option will pay to the Company an amount equal to the withholding amount required to be made less any amount withheld by the Company under paragraph 19.

12.Termination of Employment.
(a)Upon termination of an Optionee’s employment with the Company (or each member of the Company Group as the case may be), other than (i) termination of employment by reason of death or Disability, or (ii) termination of employment for Cause, the Optionee will have 30 days after the date the date of termination (but not later than the expiration date of the Stock Option Agreement) to exercise all Options held by him or her to the extent the same were exercisable on the date of termination; provided, however, if such termination is a result of the Optionee’s retirement with the consent of the Company, such Option shall then be exercisable to the extent of 100% of the Shares subject thereto. The Board will determine in each case whether a termination of employment is a retirement with the consent of the Company and, subject to applicable law, whether a leave of absence is a termination of employment. The Board may cancel an Option during the 30-day period after termination of employment referred to in this paragraph if the Optionee engages in employment or activities contrary, in the opinion of the Board, to the best interests of the Company or any Parent or Subsidiary of the Company.
(b)Upon termination of employment by reason of death or Disability, the Optionee or the Optionee’s personal representative, or the person or persons to whom his or her rights under the Options pass by will or the laws of descent or distribution, will have one year after the date of such termination (but not later than the expiration date of the Stock Option Agreement) to exercise all Options held by the Optionee to the extent the same were exercisable on the date of termination; provided, however, that the Board, in its sole discretion, may permit the exercise of all or any portion of any Option granted to such Optionee not otherwise exercisable.
(c)Upon termination of employment for Cause, as defined herein, all Options held by such Optionee will terminate effective on the date of termination of employment.

13.Tax Offset Payments. The Board has the authority and discretion under the Plan to make cash grants to Participants to offset a portion of the taxes which may become payable as a result of participation in this Plan (“Tax Offset Payments”). The Tax Offset Payments shall be determined by multiplying a percentage established by the Board by all or a portion (as the Board shall determine) of the taxable income recognized by a Participant upon (a) the exercise of a Non-Statutory Option, (b) the disposition of shares received upon exercise of an ISO, or (c) the lapse of restrictions of Restricted Shares. The percentage will be established, from time to time, by the Board at that rate which the Board, in its sole discretion, determines to be appropriate and in the best interest of the Company to assist Participants in the payment of taxes. The Company has the right to withhold and pay over to any governmental entities (federal, state or local) all amounts under a Tax Offset Payment for payment of any income or other taxes incurred on exercise. Notwithstanding the foregoing, the Company does not have the authority to offset any taxes, interest, and penalties incurred by Participants as a result of a violation of Code Section 409A.

14.Stock Splits; Mergers; Reorganizations; Change in Control.
(a)If a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation or other change in the Company’s capitalization occurs, the Board will proportionately adjust or substitute the aggregate number of Shares for which Awards may be granted under this Plan, the number of Shares subject to outstanding Options and Restricted Stock Awards and the Option Price of the Shares subject to outstanding Options to reflect the same. The Board will make such other adjustments to the Awards, the provisions of the Plan, the Restricted Stock Agreements and the Stock Option Agreements as may be appropriate and equitable, which adjustments may provide for the elimination of fractional Shares.
(b)In the event of a change of the Company’s Common Stock, no par value, resulting from a merger or similar reorganization as to which the Company is the surviving corporation, or a merger or similar reorganization involving only a change in the state of incorporation or an internal reorganization not involving a Change in Control, the number and kind of Shares which thereafter may be purchased pursuant to an Option under the Plan, the number and kind of Shares then subject to Options granted hereunder and the price per Share thereof, and the number and kind of Shares of Restricted Stock will be appropriately adjusted in such manner as the Board may deem equitable to prevent dilution or enlargement of the rights available or granted hereunder.
(c)Except as otherwise determined by the Board, a merger or a similar reorganization which the Company does not survive (other than a merger or similar reorganization involving only a change in the state of incorporation or an internal reorganization not involving a Change in Control), or a sale of all or substantially all of the assets of the Company, will cause every Option hereunder to terminate, to the extent not then exercised, unless any surviving entity agrees to assume the obligations hereunder on terms reasonably acceptable to the Board; provided, however, that, in the case of such a merger or similar reorganization, or such a sale of all or substantially all of the assets of the Company, if there is no such assumption, the Board, in its sole discretion, may provide that some or all of the unexercised portion of anyone or more of the outstanding Options will be immediately exercisable and vested as of such date prior to such merger, similar reorganization or sale of assets as the Board determines. If the Board makes an Option fully exercisable under this paragraph 14(c), the Board will notify the Optionee that the Option will be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

(d)If a Change in Control occurs, all outstanding Options granted under this Plan will become immediately exercisable to the extent of 100% of the Shares subject thereto notwithstanding any contrary waiting or vesting periods specified in this Plan or in any applicable Stock Option Agreement.

15.Sale of Option Shares. If any class of equity securities of the Company is registered pursuant to section 12 of the 1934 Act, any Section 16 Person shall not sell or otherwise dispose of the Shares subject to an Option unless at least six months have elapsed from the date of the grant of the Option.

16.Rights as Shareholder. An Optionee has no rights as a shareholder with respect to any Shares covered by an Option until the date of issuance of a stock certificate to the Optionee for such Shares.

17.No Contract of Employment. Nothing in the Plan or in any Option, Restricted Stock Agreement or Stock Option Agreement confers on any Participant any right to continue in the employment or service of the Company or any Parent or Subsidiary of the Company or interfere with the right of the Company to terminate such Participant’s employment or other services at any time. The establishment of the Plan will in no way, now or hereafter, reduce, enlarge or modify the employment relationship between the Company or any Parent or Subsidiary of the Company and the Participant. Options and/or Restricted Stock granted under the Plan will not be affected by any change of duties or position as long as the Participant continues to be employed by the Company or any Parent or Subsidiary of the Company, unless otherwise provided in the Restricted Stock Agreement or Stock Option Agreement.

18.Agreements and Representations of Participants. As a condition to the exercise of an Option or the issuance of Restricted Stock, the Board, in its sole determination, may require the Participant to represent in writing that the Shares being purchased are being purchased only for investment and without any present intent at the time of the acquisition of such Shares to sell or otherwise dispose of the same.

19.Withholding Taxes. The Company shall have the right to require Participants or their beneficiaries or legal representatives to remit to the Company, by deduction from salary, wages or otherwise, an amount sufficient to satisfy federal, state and local withholding tax requirements, or to deduct from all payments under this Plan, including Tax Offset Payments, amounts sufficient to satisfy all withholding tax requirements. The Board may, in its discretion, permit a Participant to satisfy his or her tax-withholding obligation by (a) surrendering shares owned by the Participant or (b) having the Company withhold from shares otherwise deliverable to the Participant. Shares surrendered or otherwise withheld shall be valued at their Fair Market Value as of the date on which income is required to be recognized for income tax purposes.

20.Exchanges. The Board may permit the voluntary surrender of all or a portion of any Option granted under the Plan to be conditioned upon the granting to the Optionee of a new Option for the same or a different number of Shares as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Optionee. Subject to the provisions of the Plan, such new Option will be exercisable at such price, during such period and on such other terms and conditions as are specified by the Board at the time the new Option is granted. Upon surrender, the Options surrendered will be cancelled, and the Shares previously subject to them will be available for the grant of other Options. The Board also may grant Tax Offset Payments to any Optionee surrendering such Option for a new Option

21.Confidentiality Agreements. Upon the Company’s request, each Optionee shall execute, prior to or contemporaneously with the grant of an Award hereunder, the Company’s then standard form of agreement relating to non-disclosure of confidential information, non-competition and the assignment of inventions and related matters.

22.Compliance with Laws and Regulations. The Plan, the grant of Restricted Stock under the Plan, the grant and exercise of Options under the Plan, and the obligation of the Company to sell and deliver the Shares under such Options, will be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Options issued under this Plan are not exercisable prior to (i) the date upon which the Company has registered the Shares for which Options may be issued under the 1933 Act and the completion of any registration or qualification of such Shares under state law, or any ruling or regulation of any government body which the Company, in its sole discretion, determines to be necessary or advisable in connection therewith, or (ii) receipt by the Company of an opinion from counsel to the Company stating that the exercise of such Options may be effected without registering the Shares subject to such Options under the 1933 Act or under state or other law. Restricted Stock may not be released from escrow pursuant to Section 6(b) hereof prior to (i) the date upon which the Company has registered the Shares representing such Restricted Stock award under the 1933 Act and the completion of any registration or qualification of such Shares under state law, or (ii) receipt by the Company of an opinion from counsel to the Company stating that the Restricted Stock may be released from escrow free of restriction without registering the Shares representing such Restricted Stock under the 1933 Act or under state or other law.

23.Assumption. The Plan may be assumed by the successors and assigns of the Company.

24.Expenses. The Company will bear all expenses and costs in connection with administration of the Plan.

25.Amendment, Modification and Termination of the Plan. The Board may terminate, amend or modify the Plan at any time without further action on the part of the shareholders of the Company; provided, however, that (a) no amendment to the Plan may cause the ISOs granted hereunder to fail to quality as incentive stock options under the Code; and (b) any amendment to the Plan which requires the approval of the shareholders of the Company under the Code, the regulations promulgated thereunder or the rules promulgated under Section 16 of the 1934 Act will be subject to approval by the shareholders of the Company in accordance with the Code, such regulations or such rules. No amendment, modification or termination of the Plan may adversely affect in any manner any Option previously granted to an Optionee under the Plan without the consent of the Optionee or the transferee of such Option Notwithstanding the foregoing, amendments necessary to bring the Plan into compliance with Code Section 409A shall not require the consent of the Optionee or the transferee of such Option.

26.Term of Plan. The Plan will become effective on the Effective Date, subject to the approval of the Plan by the holders of a majority of the shares of stock of the Company entitled to vote within twelve months of the date of the Plan’s adoption by the Board, and the exercise of all Options granted prior to such approval will be subject to such approval. The Plan will terminate on the tenth anniversary of the Effective Date, or such earlier date as may be determined by the Board. Termination of the Plan, however, will not affect the rights of Optionees under Options previously granted to them, and all unexpired Options will continue in force and operation after termination of the Plan, except as they may lapse or terminate by their own terms and conditions. Termination of the Plan will also not affect the rights of Participants that have been granted Restricted Stock Awards prior to termination of the Plan. The terms of the Plan shall, notwithstanding such termination, continue to apply to Restricted Stock Awards granted prior to such termination.

27.Limitation of Liability. The liability of the Company under this Plan or in connection with any exercise of an Option is limited to the obligations expressly set forth in the Plan and in any

Restricted Stock Agreement or Stock Option Agreement, and no term or provision of this Plan or of any Restricted Stock Agreement or Stock Option Agreement will be construed to impose any further or additional duties, obligations or costs on the Company not expressly set forth in the Plan or the Restricted Stock Agreement or Stock Option Agreement.

28.Definitions.
(a)Change In Control. A “Change in Control” will be deemed to have occurred if and when (i) a person, partnership, corporation, trust or other entity (“Person”) acquires or combines with the Company, in one or more transactions, and after such acquisition or combination, less than a majority of the outstanding voting shares of the Person surviving such transaction (or the ultimate parent of the surviving Person) is owned by the owners of the voting shares of the Company outstanding immediately prior to such acquisition or combination, unless the Change in Control transaction or transactions have been approved in advance by Board members representing at least two-thirds of the Board members; or (ii) during any period of two consecutive years during the term of this Plan, individuals who at the beginning of such period are members of the Board (“Original Board Members”) cease for any reason to constitute at least a majority of the Board, unless the election of each Board member who was not an Original Board Member has been approved in advance by Board members representing at least two-thirds of the Board members then in office who were Original Board Members.
(b)Disability. The term “Disability” means a physical or mental condition resulting from bodily injury, disease, or mental disorder which renders the Optionee incapable of continuing the Optionee’s usual and customary employment or service with the Company or the Company Group.
(c)Fair Market Value. If the Shares are publicly traded, the term “Fair Market Value” as used in this Plan means (i) the closing price quoted on the NYSE Amex, if the shares are so quoted, (ii) the mean between the bid and asked prices as reported by NYSE Amex, if the Shares are so quoted, or (iii) if the Shares are publicly traded but not listed or admitted to trading on a national securities exchange, the closing price of the Shares as reported on the OTC Bulletin Board regulated quotation service, in each case at the close of the date immediately before the Option is granted or, if there be no quotation or sale on that date, the next preceding date on which the Shares were quoted or traded. In all other cases, the Fair Market Value will be determined in accordance with procedures established in good faith by the Board. With respect to Non-Statutory Options, the Fair Market Value will be determined in accordance with the valuation rules of Code Section 409A and with respect to ISOs, conforming to regulations issued by the Internal Revenue Service regarding incentive stock options.
(d)Key Employees. The term “Key Employees” means those executive, administrative, operational and managerial employees of the Company Group who are determined by the Board to be eligible for Options under the Plan.
(e)Optionee. The term “Optionee” means any person who receives an Option under the Plan.
(f)Parent and Subsidiary. The terms “Parent” and “Subsidiary” as used in the Plan have the respective meanings set forth in sections 424(e) and (f) of the Code.
(g)Period of Restriction. The term “Period of Restriction” means the period during which shares of Restricted Stock are subject to forfeiture and/or restrictions on transferability.
(h)Retirement. “Retirement” means the termination of employment by an Optionee who has attained the age of at least 55, who has been continuously employed the Company Group for at least five years, and who has entered into a written confidentiality and non-competition agreement with the Company (“Retirement Agreement”) in a form acceptable to the Board at the time of such termination of employment.
(i)Section 16 Person. The term “Section 16 Person” means a person who, with respect to the Shares, is subject to the reporting requirements of section 16(a) of the Securities Exchange Act of 1934, as amended.
(j)Termination For Cause. Termination of Employment for “Cause” means termination of employment for (a) the commission of an act of dishonesty, including but not limited to misappropriation of funds or property of the Company; (b) the engagement in activities or conduct injurious to the reputation of the Company; (c) the conviction or entry of a guilty or no contest plea to a misdemeanor involving an act of moral turpitude or a felony; (d) the violation of any of the terms and conditions of any written agreement the Optionee may have with the Company or its Parent or Subsidiary (following 30 days’ written notice from the Company specifying the violation and the employee’s failure to cure such violation within such 30-day period) or (e) any refusal to comply with the written directives, policies or regulations established from time to time by the Board.

ADCARE HEALTH SYSTEMS, INC.

Adopted effective June 3, 2011

AMENDMENT TO 2011 STOCK INCENTIVE PLAN
This Amendment (“Amendment”) applies to the AdCare Health Systems, Inc. 2011 Stock Incentive Plan (the “Plan”) effective March 28, 2011.
WHEREAS, the Plan was initially adopted by AdCare on March 28, 2011 and provided for the issuance of up to 1,000,000 Options and Restricted Stock grants;
WHEREAS, pursuant to the meeting of the Shareholders of AdCare on June 1, 2012, the Shareholders agreed to increase the aggregate number of Shares which may be granted or awarded under the Plan to 2,000,000 Shares, subject to adjustments in accordance with paragraph 14 of the Plan; and
WHEREAS, this document is intended to amend the Plan to comply with the vote of the Shareholders on June 1, 2012.
NOW, THEREFORE, in consideration of the premises set forth herein, the parties hereby agree as follows:
Paragraph 5 of the Plan is hereby amended and restated as follows:
1.Stock Subject to Plan. The shares subject to Options and Restricted Stock grants under the Plan are the shares of common stock (“Common Stock”), no par value, of the Company (the “Shares”). The Shares issued under the Plan may be authorized and unissued Shares, Shares purchased on the open market or in a private transaction, or Shares held as treasury stock. The aggregate number of Shares which may be granted or awarded under the Plan may not exceed 2,000,000 Shares, subject to adjustment in accordance with the terms of paragraph 14 of the Plan. The aggregate number of Shares that may be issued pursuant to the exercise of ISOs shall not exceed 2,000,000 Shares, subject to adjustment in accordance with paragraph 14 of the Plan. The maximum number of Shares for which Awards may be granted under the Plan during any fiscal year to any one individual may not exceed 150,000 Shares subject to adjustment in accordance with the terms of paragraph 14 of the Plan. The unpurchased Shares subject to terminated or expired Options, and Restricted Stock for which restrictions have not lapsed, may be offered again under the Plan. The Board, in its sole discretion, may permit the exercise of any Option as to full Shares or fractional Shares. Proceeds from the sale of Shares under Options or Restricted Stock Agreements will be general funds of the Company.

This Amendment will only modify the Plan to the extent provided herein, all other provisions thereof remain unchanged and in full force and effect.
ADCARE HEALTH SYSTEMS, INC

By:

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

AdCare®

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on December 7, 2016.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0537
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

The Board of Directors recommends you vote "FOR" Proposals 1, 2, 3 and 4.

Please mark your votes like this **X**

1. To elect the six director nominees listed below to serve until the 2017 Annual Meeting of Shareholders and until their successors are elected and qualified, or until their earlier death, resignation or removal ("Proposal 1").

	FOR	WITHHOLD
(01) William McBride, III	☐	☐
(02) Michael J. Fox	☐	☐
(03) Thomas W. Knaup	☐	☐
(04) Brent Morrison	☐	☐
(05) Allan J. Rimland	☐	☐
(06) David A. Tenwick	☐	☐

3. To approve, on an advisory basis, the compensation of our named executive officers ("Proposal 3"). FOR ☐ AGAINST ☐ ABSTAIN ☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, then this proxy will be voted "FOR" the election of the director nominees named in Proposal 1 and "FOR" Proposals 2, 3 and 4, and in the discretion of the proxies as to any other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2016.**

Please date and sign in the same manner in which your shares are registered. When signing as executor, administrator, trustee, guardian or attorney, please give full title. Joint owners should each sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer

The 2016 Proxy Statement and the 2015 Annual Report to Shareholders are available at: http://www.cstproxy.com/adcarehealth/2016

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

AdCare

PROXY

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2016 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 8, 2016

The undersigned shareholder of AdCare Health Systems, Inc. (the "Company") hereby constitutes and appoints **William McBride, III and Allan J. Rimland**, and each of them individually, each with full power of substitution and resubstitution, to vote the number of shares of the Company's common stock which the undersigned would be entitled to vote if personally present at the Company's 2016 Annual Meeting of Shareholders to be held on Thursday, December 8, 2016, at Sonesta Gwinnett Place Atlanta, located at 1775 Pleasant Hill Road, Duluth, Georgia, at 10:00 a.m., local time (the "Annual Meeting"), or at any adjournment or postponement thereof, upon the proposals described in the Notice of 2016 Annual Meeting of Shareholders and Proxy Statement (the "Proxy Statement"), the receipt of which is acknowledged, in the manner specified below. The above-named proxies of the undersigned are further authorized and directed to vote, in their discretion, on any adjournment or postponement of the Annual Meeting and on such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

PLEASE INDICATE YOUR VOTE ON THE OTHER SIDE
(CONTINUED, AND TO BE DATED AND SIGNED, ON THE OTHER SIDE)